UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

ALLAKOS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 23, 2024

825 Industrial Road, Suite 500

San Carlos, California 94070

To Stockholders of Allakos Inc.:

Our 2024 Annual Meeting of Stockholders (“2024 Annual Meeting”) will be held on Friday, May 24, 2024, at 2:30 p.m., PDT. The 2024 Annual Meeting will be conducted exclusively online via a live webcast. You will be able to attend the meeting, submit your questions during the meeting and vote your shares electronically at the meeting by registering at www.proxydocs.com/ALLK. Because the meeting is completely virtual and being conducted via the Internet, stockholders will not be able to attend the meeting in person. In order to attend the meeting, you must register at www.proxydocs.com/ALLK. The attached notice and proxy statement describe the formal business to be transacted at the meeting.

In accordance with the rules of the Securities and Exchange Commission, we are advising our stockholders of the availability on the Internet of our proxy materials related to our forthcoming annual meeting. These rules allow companies to provide access to proxy materials in one of two ways. Because we have elected to utilize the “full set delivery” option, we are delivering paper copies of all proxy materials to each stockholder, as well as providing access to those proxy materials on a publicly accessible website. Beginning on April 23, 2024, you may read, print and download our 2023 Annual Report to Stockholders on Form 10-K and our Proxy Statement at www.proxydocs.com/ALLK.

You may vote your shares by regular mail, online or by telephone. The 2024 Annual Meeting is being held so that stockholders may consider the election of Class III directors, the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024, and a non-binding advisory vote on the compensation of our named executive officers.

Our Board of Directors determined that the matters to be considered at the 2024 Annual Meeting are in the best interests of us and our stockholders. For the reasons set forth in the Proxy Statement, our Board of Directors unanimously recommends a vote “FOR” the election of each Class III director, a vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024, and a vote “FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers.

On behalf of the Board of Directors and the officers and employees of Allakos Inc., I would like to take this opportunity to thank our stockholders for their continued support.

Sincerely,
Robert Alexander, Ph.D.
Chief Executive Officer and Director

Allakos Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that our 2024 Annual Meeting of Stockholders (“2024 Annual Meeting”) will be held virtually via live webcast on the Internet on Friday, May 24, 2024, at 2:30 p.m., PDT for the following purposes:

1.
Election of Class III director nominees;
2.
Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;
3.
Approve, on a non-binding advisory basis, the compensation of the Company's named executive officers as disclosed in this proxy statement; and
4.
To transact such other business as may properly come before the meeting or any adjournment thereof.

These proposals are more fully described in the Proxy Statement following this Notice.

Our Board of Directors recommends that you vote (i) FOR the election of the respective nominees for Class III directors named in this proxy statement to serve as directors of the Company, (ii) FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 and (iii) FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers as described in this proxy statement. You will be able to attend the meeting, submit your questions during the meeting, and vote your shares electronically at the meeting by registering at www.proxydocs.com/ALLK.

Along with the attached Proxy Statement, we are sending you copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Our Board of Directors has fixed the close of business on March 28, 2024, as the record date for the determination of the stockholders entitled to notice of, and to vote at, the 2024 Annual Meeting. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the 2024 Annual Meeting.

Stockholders are cordially invited to attend the 2024 Annual Meeting. Regardless of whether you plan to attend, please mark, date, sign and return the enclosed proxy to ensure that your shares are represented. If you are a stockholder of record and are voting by proxy, your vote must be received by 11:59 p.m., PDT on May 23, 2024, to be counted. You may also attend the 2024 Annual Meeting virtually and vote your shares then. Please note that if you hold your shares through a brokerage account or through a bank or another nominee, they may have an earlier deadline. Please refer to the voting instructions you received from such broker, bank or other record holder.

By order of the Board of Directors,
Robert Alexander, Ph.D.
Chief Executive Officer and Director

April 23, 2024

YOUR VOTE IS IMPORTANT

Please vote via the Internet or telephone.

Internet: www.proxypush.com/ALLK

Phone: 1-866-490-6867

To vote by mail, please mark, sign and date the enclosed proxy card and return it promptly in the self-addressed, stamped envelope provided.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on May 24, 2024

The Securities and Exchange Commission (the “SEC”) has adopted rules regarding how companies must provide proxy materials to their stockholders. These rules are often referred to as “notice and access,” under which a company may select either of the following options for making proxy materials available to its stockholders:

•
the full set delivery option; or
•
the notice only option.

A company may use a single method for all of its stockholders or use full set delivery for some while adopting the notice only option for others.

Full Set Delivery Option

Under the full set delivery option, a company delivers all proxy materials to its stockholders by mail as it would have done prior to the change in the rules. In addition to delivery of proxy materials to stockholders, the company must post all proxy materials on a publicly accessible website and provide information to stockholders about how to access the website.

In connection with our 2024 Annual Meeting, we have elected to use the full set delivery option. Accordingly, you will receive all proxy materials by mail. These proxy materials include the Notice of 2024 Annual Meeting of Stockholders, proxy statement, proxy card and our Annual Report on Form 10-K.

Notice Only Option

Under the notice only option, which we have elected NOT to use for the 2024 Annual Meeting, a company must post all proxy materials on a publicly accessible website. Instead of delivering proxy materials to its stockholders, the company instead delivers a “Notice of Internet Availability of Proxy Material.” The notice must include, among other things:

•
information regarding the date and time of the 2024 Annual Meeting of stockholders as well as the items to be considered at the meeting;
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information regarding the website where the proxy materials are posted; and
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various means by which a stockholder can request paper or e-mail copies of the proxy materials.

If a stockholder requests paper copies of the proxy materials, these materials must be sent to the stockholder within three business days and by first class mail.

We May Use the Notice Only Option in the Future

Although we have elected to use the full set delivery option in connection with the 2024 Annual Meeting, we may choose to use the notice only option in the future. By reducing the amount of materials that a company needs to print and mail, the notice only option provides an opportunity for cost savings as well as conservation of paper products. Many companies that have used the notice only option have also experienced a lower participation rate resulting in fewer stockholders voting at the meeting. We plan to evaluate the future possible cost savings as well as the possible impact on stockholder participation as we consider future use of the notice only option.

Householding

We and some banks, brokers and other nominee record holders participate in the practice of “householding” proxy statements and annual reports. This means that we and such banks, brokers and other nominee record holders are permitted to mail only one copy of our documents, including the 2023 Annual Report and this proxy statement to any household in which two or more different stockholders reside and are members of the same household or in which one stockholder has multiple accounts. We will promptly deliver a separate copy of either document to you upon written or oral request to Allakos Inc., 825 Industrial Road, Suite 500, San Carlos, California 94070, Attention: Corporate Secretary, 1-650-597-5002. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

When is the 2024 Annual Meeting?

Our 2024 Annual Meeting will be held on Friday, May 24, 2024, at 2:30 p.m. PDT.

What do I need to do to attend the 2024 Annual Meeting?

This year’s annual meeting will be a virtual meeting via live webcast on the Internet. In order to vote or submit a question during the 2024 Annual Meeting, you will need to register for the meeting at www.proxydocs.com/ALLK with the control number included on your Notice or proxy card and follow the instructions in the email you will receive after registering. Any stockholder wishing to attend the 2024 Annual Meeting must visit www.proxydocs.com/ALLK to register before May 23, 2024 at 11:59 p.m. PDT. Beneficial stockholders who do not have a control number may gain access to the meeting by logging into their broker, bank or other nominee’s website and selecting the shareholder communications mailbox to link through to the meeting. Instructions should also be provided on the voting instruction card provided by your broker, bank or other nominee.

What is the purpose of the 2024 Annual Meeting?

At our 2024 Annual Meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, consisting of:

•
Proposal No. 1: The election of each of the Class III directors nominated by our Board of Directors (“Board”) and named in this Proxy Statement to serve for a three-year term and until their successors are duly elected and qualified;
•
Proposal No. 2: The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and
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Proposal No. 3: A non-binding advisory vote on our named executive officer compensation.

What are the Board’s recommendations?

Our Board recommends that you vote:

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“FOR” the election of the respective nominees for the Class III directors named in this proxy statement;
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“FOR” the ratification of the appointment of Ernst & Young LLP; and
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“FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers as described in this proxy statement.

Who is entitled to vote at the 2024 Annual Meeting?

Only holders of our common stock as of the close of business on March 28, 2024, the record date, are entitled to receive notice of and to vote at the 2024 Annual Meeting. In deciding all matters at the 2024 Annual Meeting, each stockholder will be entitled to one vote for each share of our common stock owned as of the record date. We do not have cumulative voting rights for the election of directors. As of the record date, there were 88,544,474 shares of our common stock outstanding and entitled to vote. We do not have any outstanding shares of preferred stock.

Stockholders of Record. If your shares of common stock are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are considered the stockholder of record with respect to those shares, and the proxy materials were sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the 2024 Annual Meeting. Throughout this proxy statement, we refer to these holders as “stockholders of record.”

Street Name Stockholders. If your shares are held in a brokerage account or by a broker, bank or other nominee, then you are considered the beneficial owner of shares held in street name, and the proxy materials were forwarded to you by your broker, bank or other nominee, which is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account by following the instructions that your broker, bank or other nominee sent to you. Throughout this proxy statement, we refer to these holders as “street name stockholders.”

Is there a list of registered stockholders entitled to vote at the 2024 Annual Meeting?

A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the 2024 Annual Meeting for a period of 10 days ending on the day before the date of the 2024 Annual Meeting during our ordinary business hours at our principal executive offices at 825 Industrial Road, Suite 500, San Carlos, California 94070.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of common stock representing a majority of the combined voting power of the outstanding shares of stock on the record date will constitute a quorum, permitting the meeting to conduct its business. Abstentions, choosing to withhold authority to vote and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. If less than a quorum is represented at the 2024 Annual Meeting, a majority of the shares so represented, or the chairperson of the meeting, may adjourn the 2024 Annual Meeting from time to time without further notice other than announcement at the meeting.

What vote is required to approve each item?

•
Proposal No. 1: Each director is elected by a plurality of the voting power of the shares present in person (including virtually) or represented by proxy at the 2024 Annual Meeting and entitled to vote on the election of directors. A plurality means that the nominees with the largest number of FOR votes are elected as directors. You may (1) vote FOR the election of all of the director nominees named herein, (2) WITHHOLD authority to vote for all such director nominees or (3) vote FOR the election of all such director nominees other than any nominees with respect to whom the vote is specifically WITHHELD by indicating in the space provided on the proxy. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election. If you WITHHOLD your vote as to all nominees, you will be deemed to have abstained from voting on Proposal No. 1, and such abstention will have no effect on the outcome of the proposal.
•
Proposal No. 2: The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024 requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the 2024 Annual Meeting and entitled to vote thereon. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against this proposal, i.e., will have the same effect as a vote AGAINST this proposal. Because this is a routine proposal, your broker, bank or other nominee will have discretion to vote your shares on this routine matter. See “What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?” below. Therefore, we do not expect any broker non-votes on this proposal.
•
Proposal No. 3: The approval, on a non-binding advisory basis, of the compensation of our named executive officers as described in this proxy statement requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the 2024 Annual Meeting and entitled to vote thereon. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against this proposal, i.e., will have the same effect as a vote AGAINST this proposal. Broker non-votes are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.

Except as otherwise provided by law, our amended and restated certificate of incorporation, our amended and restated bylaws or the rules of any applicable stock exchange on which our securities are listed, the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote thereon is required for the approval of any other matter that may be submitted to a vote of our stockholders.

What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?

Stockholders of Record. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:

•
“FOR” the election of each Class III director nominee named in this proxy statement;
•
“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024;
•
“FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers as described in this proxy statement; and
•
in accordance with the recommendation of our Board of Directors with respect to all other matters as may properly come before the 2024 Annual Meeting.

Street Name Stockholders. Brokers, banks and other nominees holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole routine matter: the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024. Your broker, bank or other nominee will not have discretion to vote on our other proposals, which are considered non-routine matters, absent direction from you. In the event that your broker, bank or other nominee votes your shares on our routine matter, but is not able to vote your shares on the non-routine matters, then those shares will be treated as broker non-votes with respect to the non-routine proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your shares are counted on each of the proposals.

What are the effects of abstentions and broker non-votes?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank or other nominee holding its customers’ shares of record causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the 2024 Annual Meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the 2024 Annual Meeting and entitled to vote thereon (e.g., Proposal No. 2 and Proposal No. 3). However, because the outcome of Proposal No. 1 (Election of Directors) will be determined by a plurality vote, abstentions will have no impact on the outcome of such proposal as long as a quorum exists.

A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the 2024 Annual Meeting but will not be counted for purposes of determining the number of votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on Proposals No. 1 and 3. Because Proposal No. 2 is a routine proposal, your broker, bank or other nominee will have discretion to vote your shares on this routine matter. See “What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?” above. Therefore, we do not expect any broker non-votes on Proposal No. 2, however, if a broker non-vote is received for Proposal No. 2, it will make a quorum more readily attainable but will not otherwise affect the outcome of the vote.

Who will count the votes?

A representative of Mediant Communications, Inc. will tabulate the votes and act as inspector of election.

How do I vote?

Stockholders of Record. You may vote by following the instructions set forth on your proxy card or, if you are a street name holder (that is, if you hold your shares through a bank, broker or other holder of record), you must vote in accordance with the voting instruction form provided by your bank, broker or other holder of record. You may access the Notice, proxy materials and our annual report to stockholders at www.proxydocs.com/ALLK.

Street Name Stockholders. If you are a street name holder, the availability of telephone or internet voting will depend upon your bank’s, broker’s, or other holder of record’s voting process. If you are not voting in person at the 2024 Annual Meeting, your vote must be received by 11:59 p.m., PDT on May 23, 2024 to be counted.

Can I change my vote after I return my proxy card?

Stockholders of Record. Yes. The giving of a proxy does not eliminate the right to vote in person should any stockholder giving the proxy so desire. Stockholders have an unconditional right to revoke their proxy at any time prior to the exercise of that proxy, by voting in person at the 2024 Annual Meeting, or by filing a written revocation or duly executed proxy bearing a later date with our Secretary at our headquarters.

Street Name Stockholders. If you are a street name stockholder, then your broker, bank or other nominee can provide you with instructions on how to change or revoke your proxy.

Who pays for costs relating to the proxy materials and annual meeting of stockholders?

Our Board is soliciting the enclosed proxy. The costs of preparing, assembling and mailing this proxy statement, the Notice of Annual Meeting of Stockholders and the enclosed Annual Report and proxy card, along with the cost of posting the proxy materials on a website, are to be borne by us. In addition to the use of mail, our directors, officers and employees may solicit proxies personally and by telephone, facsimile and other electronic means. They will receive no compensation in addition to their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. We may reimburse these persons for their expenses in so doing.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

One of our sitting Class III Directors, Robert Andreatta, and Dolca Thomas, M.D., currently a Class I Director, will stand for election as Class III Directors at the 2024 Annual Meeting. Daniel Janney and E. Rand Sutherland, M.D., current Class III directors, were not nominated by our Board for re-election. The decision not to nominate Mr. Janney and Dr. Sutherland for re-election was not due to a disagreement with our management or Board, and we extend our gratitude and appreciation to Mr. Janney and Dr. Sutherland for their contributions to Allakos.

Our Board currently consists of nine members, with staggered three-year terms, pursuant to our amended and restated certificate of incorporation and amended and restated bylaws. As Daniel Janney and E. Rand Sutherland, M.D., Class III Directors, were not nominated for re-election to the Board, their current terms end effective upon the election of directors at the 2024 Annual Meeting. The Board has resolved that upon the expiration of Mr. Janney’s and Dr. Sutherland’s terms, the authorized number of directors shall be reduced to seven, consisting of two (2) Class I directorships, three (3) Class II directorships, and two (2) Class III directorships. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.

The terms of office of directors in Class I, which consists of Robert Alexander, Ph.D., Steven P. James, and, prior to her transition to a Class III directorship in upon the election of directors at the 2024 Annual Meeting, Dolca Thomas, M.D., and Class II, which consists of Paul Walker, Amy L. Ladd, M.D., and Neil Graham, M.D., expire at our Annual Meetings of Stockholders to be held in 2025 and 2026, respectively. At the recommendation of our corporate governance and nominating committee of the Board (“Corporate Governance and Nominating Committee”), our Board proposes that each of Robert Andreatta and Dolca Thomas, M.D. be elected as a Class III director for a three-year term expiring at our 2027 Annual Meeting of Stockholders, or until such director’s successor is duly elected and qualified, or until their earlier death, resignation, disqualification or removal. Dolca Thomas, M.D. has agreed to serve as a Class III Director if elected at the 2024 Annual Meeting in order to maintain the sizes of the three classes of our Board as nearly equal as practicable. If any nominee for any reason is unable to serve or will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine.

Our directors and their ages as of March 31, 2024 and current positions with the Company are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name	Age	Position	Class and Term
Daniel Janney (2)(3)	58	Chair of Board and Director	Class III, expires 2024
Robert E. Andreatta (1)	62	Director and Director Nominee	Class III, expires 2024
E. Rand Sutherland, M.D. (4)	54	Director	Class III, expires 2024
Dolca Thomas, M.D. (4)(5)	53	Director and Director Nominee	Class I, expires 2025
Robert Alexander, Ph.D.	54	Chief Executive Officer and Director	Class I, expires 2025
Steven P. James (1)(3)	66	Director	Class I, expires 2025
Paul Walker (1)(2)	49	Director	Class II, term expires 2026
Amy L. Ladd, M.D. (2)(3)	66	Director	Class II, term expires 2026
Neil Graham, M.D. (4)	65	Director	Class II, term expires 2026

(1)
Member of audit committee of the Board
(2)
Member of compensation committee of the Board
(3)
Member of corporate governance and nominating committee of the Board
(4)
Member of research and clinical development committee of the Board
(5)
Although Dolca Thomas, M.D., currently serves as a Class I Director, she has agreed to serve as a Class III Director if elected at the 2024 Annual Meeting in order to more evenly distribute Board membership among the three classes of directors.

Class III Director Nominees

Robert E. Andreatta has served as a member of our Board since June 2018. Mr. Andreatta has served as Vice President, Controllership at Alphabet, Inc. since March 2016. Previously, at Genentech, he served as Director of Collaboration Finance from June 2003 to September 2004, Director of Corporate Accounting and Reporting from September 2004 to May 2005, Assistant Controller and Senior Director, Corporate Finance from May 2005 to June 2006, Controller from June 2006 to November 2008, Chief Accounting Officer from April 2007 to November 2008 and Vice President, Controller and Chief Accounting Officer from November 2008 to March 2016. Prior to joining Genentech, he held various officer positions at HopeLink Corporation, a healthcare information technology company, from 2000 to 2003 and was a member of the board of directors of HopeLink from 2002 to 2003. Mr. Andreatta worked for KPMG from 1983 to 2000, including service as an audit partner from 1995 to 2000. He earned a Bachelor of Science degree in accounting from Santa Clara University.

We believe Mr. Andreatta is qualified to serve on our Board because of his extensive financial and accounting expertise, his industry experience and his experience as a public company executive.

Dolca Thomas, M.D. has served as a member of our Board since July 2023. She has served as a venture partner at Samsara Biocapital since March 2023 and has been an independent director on the board of Ventus Therapeutics since September 2021. She is also a scientific advisor for AnaptysBio. Previously, she was a director at Chinook Therapeutics, Inc., until it was acquired by Novartis in August 2023, and held multiple roles in biotech companies including Executive Vice President, Head of Research and Development and Chief Medical Officer at Equillium from January 2021 until February 2022, and the Chief Medical Officer of Principia Biopharma from October 2018 until September 2020, when it was acquired by Sanofi. Prior to biotech, Dr. Thomas held multiple roles in pharma including Vice President and Global Head of Translational Medicine for Immunology, Inflammation, and Infectious Disease at Roche where her team was instrumental for the approval of Xofluza; Vice President of Clinical Development and Clinical Immunophenotyping at Pfizer and Vice President and Chief Development Officer of the Biosimilars Research and Development Unit at Pfizer that resulted in the registrational approval of 4 biosimilar assets across oncology and immunology. Dr. Thomas began her industry career at Bristol-Myers Squibb as Director of Global Clinical Development in Immunology, where she was involved in the registrational approval of the immunomodulatory drug, belatacept and the life cycle management of abatacept.

Dr. Thomas began her career as a tenured track faculty member at Weill Cornell Medicine’s Department of Nephrology and Transplantation Medicine. She was the medical director of the Islet Cell Transplantation Program where she performed 5 islet cell transplants in 3 patients and was a principal investigator in several clinical trials. Dr. Thomas earned a Bachelor of Arts in sociology and an M.D. from Cornell University. Dr. Thomas was recommended by a third-party executive search firm focused on the biotechnology industry.

We believe Dr. Thomas is qualified to serve on our board of directors because her academic, clinical research, and extensive operational experience in the biotechnology industry.

Continuing Directors

Robert Alexander, Ph.D. has served as a member of our Board since May 2017 and as our Chief Executive Officer since April 2017. Dr. Alexander previously served as a member of our board of directors from December 2012 until June 2013. From December 2013 to April 2017, Dr. Alexander served as Chief Executive Officer of ZS Pharma (acquired by AstraZeneca in December 2015), where he also served as a member of the board of directors, including as Chairman from March 2013 to March 2014. From November 2005 to March 2013, Dr. Alexander served as a Director at Alta Partners, a venture capital firm in life sciences. In addition, he acted as Executive Chairman and interim Chief Executive Officer of SARcode Biosciences (acquired by Shire plc in April 2013), a biopharmaceutical company. During his time at Alta, he led investments in SARcode Biosciences, Lumena Pharmaceuticals, ZS Pharma and Allakos. Previously, Dr. Alexander was a Principal in MPM Capital’s BioEquities fund where he sourced opportunities and led due diligence efforts for both public and private investments. Dr. Alexander also previously worked in the Business Development group at Genentech (now a member of the Roche Group), a biotechnology company, where he was responsible for sourcing and screening product opportunities based on scientific merit and strategic fit, leading diligence teams and negotiating terms and definitive agreements. Dr. Alexander joined Genentech after completing his post-doctoral fellowship at Stanford University in the Pathology department. He earned a Ph.D. with a focus in immunology from the University of North Carolina and a Bachelor of Arts in zoology from Miami University of Ohio.

We believe Dr. Alexander is qualified to serve on our Board because of the perspective and experience he provides as our CEO, as well as his broad experience within the pharmaceutical industry, particularly in the area of immunology.

Steven P. James has served as a member of our Board since April 2016. From July 2014 to present, Mr. James has been an independent director at several biotechnology companies and served as acting or interim Chief Executive Officer at Antiva Biosciences (previously Hera Therapeutics) and Pionyr Immunotherapeutics (previously Precision Immune). Mr. James served as President and Chief Executive Officer of Labrys Biologics, from December 2012 until its acquisition by Teva Pharmaceuticals in July 2014. He was President and Chief Executive Officer of KAI Pharmaceuticals, from October 2004 until its acquisition by Amgen in July 2012. He was Senior Vice President, Commercial Operations, at Exelixis, from 2003 until 2004. Previously he held senior business roles at Sunesis Pharmaceuticals and Isis Pharmaceuticals. He began his career in new product planning at Eli Lilly and Company. Mr. James is currently a director of Juvena Therapeutics, Ventus Therapeutics and Lyterian Therapeutics. He was also a member of the board of directors of Ocera Therapeutics, Cascadian Therapeutics, Chrono Therapeutics, Soteria Biotherapeutics, Antiva Biosciences, and Pionyr Immunotherapeutics, where he was President and Chief Executive Officer from January 2016 until Pionyr Immunotherapeutics was acquired in August 2023 by Ikena Oncology. Mr. James earned a Bachelor of Arts degree in biology from Brown University and a Masters in Management degree from the Kellogg Graduate School of Management at Northwestern University.

We believe Mr. James is qualified to serve on our board of directors because of his experience as an executive of pharmaceutical companies, as well as his experience serving on the board of directors for several biotechnology companies.

Paul Walker has served as a member of our Board since November 2017. Mr. Walker has been a partner of New Enterprise Associates, an investment firm focused on venture capital and growth equity investments, since April 2008, where Mr. Walker focuses on later-stage biotechnology and life sciences investments. From January 2001 to March 2008, Mr. Walker worked at MPM Capital, a life sciences venture capital firm, where he specialized in public, private-investment-in-public-equity and mezzanine-stage life sciences investing as a general partner with the MPM BioEquities Fund. From July 1996 to December 2000, Mr. Walker served as a portfolio manager at Franklin Resources, a global investment management organization known as Franklin Templeton Investments. Mr. Walker previously served as a member of the board of directors of TRACON Pharmaceuticals and Trillium Therapeutics and manages a number of NEA’s other late-stage and public investments. Mr. Walker earned a Bachelor of Science in biochemistry and cell biology from the University of California at San Diego and holds the designation of Chartered Financial Analyst.

We believe Mr. Walker is qualified to serve on our board of directors because of his experience in the life sciences and venture capital industries, his educational background and his experience as a public company director.

Amy L. Ladd, M.D. has served as a member of our Board since July 2022 and has spent three decades practicing orthopaedic surgery at Stanford University. She currently serves as the Elsbach-Richards Professor of Surgery, Professor of Orthopaedic Surgery as well as Professor of Medicine (Immunology & Rheumatology), by courtesy, at the Stanford Universal Medical Center. Dr. Ladd is also a member of the board of directors for Intuitive Surgical, Inc. and serves on their compensation committee. She is currently president-elect of the Association of Bone and Joint Surgeons. She is a co-founder of several orthopaedic device companies and serves on non-profit boards including the Perry Initiative and the American Foundation for Surgery of the Hand. Previously, she served as the chair of the American Academy of Orthopaedic Surgeons (AAOS) Board of Specialties Society and is a past member of the AAOS board of directors.

Dr. Ladd earned her M.D. from SUNY Upstate Medical University, completed her Orthopaedic Residency at the University of Rochester and completed the Harvard Combined Hand Surgery Fellowship. Prior to joining the Stanford University faculty, Dr. Ladd was a fellow at L’Institut de la Main in Paris, France. She earned her Bachelor of Arts in History from Dartmouth College.

We believe Dr. Ladd is qualified to serve on our board of directors because of her extensive experience as a medical practitioner, clinician scientist, and corporate director.

Neil Graham, M.D. has served as a member of our board of directors since August 2023. Dr. Graham has 30 years of experience in global drug development and commercialization. Currently, Dr. Graham is a member of the Board of Directors of Aslan Pharmaceuticals Limited, serving since February 2021, as well as a member of the Board of Directors of Pharmaxis Limited, serving since May 2020, and Zura Bio Limited, serving since March 2023. From February 2021 to January 2022, Dr. Graham served as Chief Medical Officer of Tiziana Life Sciences LTD, a biotechnology company. Prior to Tiziana, Dr. Graham served as VP of Strategic Program Direction, Immunology and Inflammation at Regeneron Pharmaceuticals, Inc., from 2010 to 2020 and SVP, Program and Portfolio Management, at Vertex Pharmaceuticals from 2007 to 2010. Dr. Graham also held roles as CMO at Trimeris Inc. and XTL Biopharmaceuticals and Director of HIV Medical Affairs at Glaxo Wellcome. Dr. Graham began his career as Associate Professor of Epidemiology and Medicine, Johns Hopkins Bloomberg School of Public Health. Dr. Graham earned his M.D., M.P.H. and M.B.B.S. from the University of Adelaide.

We believe Dr. Graham is qualified to serve on our board of directors because of his academic, clinical research, and extensive operational experience in the biotechnology industry. Dr. Graham was recommended by a third-party executive search firm focused on the biotechnology industry.

Vote Required

The election of Class III directors requires a plurality vote of the shares of our common stock present or represented by proxy at the 2024 Annual Meeting and entitled to vote thereon to be approved. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY

RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE UNDER PROPOSAL NO. 1

PROPOSAL NO. 2 – RATIFICATION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee of the Board (“Audit Committee”) has appointed Ernst & Young LLP, as our independent registered public accounting firm to perform the audit of our financial statements for the fiscal year ending December 31, 2024. Ernst & Young LLP has served as the Company’s auditor since 2016.

Stockholder ratification of the appointment of Ernst & Young LLP is not required by our amended and restated bylaws or other applicable legal requirements. However, our Board is submitting the appointment of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by the affirmative vote of a majority of the shares present in person or by proxy at the 2024 Annual Meeting and entitled to vote thereon, such appointment will be reconsidered by our Audit Committee. Even if the appointment is ratified, our Audit Committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during our fiscal year ending December 31, 2024 if our Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. If the appointment is not ratified by our stockholders, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm.

We expect that representatives of Ernst & Young LLP will attend the 2024 Annual Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to us by Ernst & Young LLP for our fiscal years ended December 31, 2023 and 2022.

	2023	2022
Audit Fees (1)	$1,255,513	$1,544,498
Audit-Related Fees (2)	—	—
Tax Fees (3)	—	—
All Other Fees (4)	—	3,600
Total Fees	$1,255,513	$1,548,098

(1)
Audit Fees in 2023 and 2022 consisted of fees and expenses billed for professional services performed by Ernst & Young LLP for the audit of annual financial statements, the review of interim financial statements, accounting and financial reporting consultations. Audit fees also include services provided in connection with our equity offering and other SEC filings, including consents and comfort letters.
(2)
There were no Audit-Related Fees incurred.
(3)
There were no Tax Fees incurred.
(4)
All Other Fees incurred relate to other products and professional services provided by Ernst & Young LLP and includes subscription fees for access to an online library of accounting research literature.

Auditor Independence

The Audit Committee has concluded that the provision of the non-audit services listed above was compatible with maintaining the independence of Ernst & Young LLP.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our Audit Committee is required to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. All services provided by Ernst & Young LLP for our fiscal years ended December 31, 2023 and 2022 were pre-approved by our Audit Committee.

Vote Required

The affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote thereon is required for the ratification of the appointment of Ernst & Young LLP. Abstentions will have the same effect as a vote AGAINST this proposal. Because this is a routine proposal, your broker, bank or other nominee will have discretion to vote your shares on this routine matter. See “What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?” above. Therefore, we do not expect any broker non-votes on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY

RECOMMENDS A VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTING FIRM UNDER PROPOSAL NO. 2

PROPOSAL NO. 3 – ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our stockholders are entitled to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers (“NEOs”) as disclosed in this proxy statement.

As described in detail under the heading “Executive Compensation Discussion,” our executive compensation programs are designed to retain and incentivize the high-quality executives whose efforts are key to our long-term success. Under these programs, our named executive officers are rewarded on the basis of individual and corporate performance measured against established corporate and strategic goals. Please read the remainder of this proxy statement for additional details about our executive compensation programs, including the section entitled “Executive Officer and Director Compensation” for information about the fiscal year 2023 compensation of our NEOs.

The compensation committee of our Board (the “Compensation Committee”) continually reviews the compensation programs for our NEOs to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.

We are asking our stockholders to indicate their support for our NEO compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement.

The Board has adopted a policy providing for triennial advisory votes on the compensation of our named executive officers. Accordingly, we expect that the next “say-on-pay” vote will occur at our 2027 annual meeting of stockholders.

Vote Required

The affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote thereon is required to approve, on a non-binding advisory basis, the compensation awarded to NEOs. Abstentions will have the same effect as a vote AGAINST this proposal. Broker non-votes are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.

Because your vote is advisory, it will not be binding upon the Board. However, the Board and the Compensation Committee value the opinions expressed by our stockholders and will review the voting results in connection with their ongoing evaluation of our executive compensation program.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF NAMED EXECUTIVE OFFICERS UNDER PROPOSAL NO. 3

TRANSACTION OF OTHER BUSINESS

Our Board does not know of any other matters to be raised at the 2024 Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the proxies will use their discretionary voting authority under the proxy to vote the proxy in accordance with the recommendation of our Board. If the meeting is adjourned or postponed, then proxies can vote your shares at the adjournment or postponement as well.

CORPORATE GOVERNANCE

Director Independence

Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”). Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and corporate governance and nominating committees be independent. Audit committee members and compensation committee members must also satisfy the independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Exchange Act. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

To be considered to be independent for purposes of Rule 10A-3 and under the rules of Nasdaq, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries.

To be considered independent for purposes of Rule 10C-1 and under the rules of Nasdaq, the board of directors must affirmatively determine that each member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director and (ii) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.

Our Board undertook a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning her or his background, employment and affiliations, including family relationships, our Board has determined that each of Robert E. Andreatta, Neil Graham, M.D., Daniel Janney, Steven P. James, Amy L. Ladd, M.D., E. Rand Sutherland, M.D., Dolca Thomas, M.D. and Paul Walker, representing eight of our nine directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of Nasdaq.

In making these determinations, our Board considered the current and prior relationships that each nonemployee director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each nonemployee director, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.” There are no family relationships among any of our directors or executive officers.

Board Leadership Structure

Our Board is currently chaired by Mr. Janney. As a general policy, our Board believes that separation of the positions of nonemployee Chair of our Board and Chief Executive Officer reinforces the independence of our Board from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of our Board as a whole. As such, Robert Alexander, Ph.D. serves as our Chief Executive Officer while Mr. Janney serves as the nonemployee Chair of our Board but is not an officer. We currently expect and intend the positions of nonemployee Chair of our Board and Chief Executive Officer to continue to be held by two individuals in the future. We believe that this leadership structure is appropriate given the attention, time, effort, and energy that the Chief Executive Officer is required to dedicate to his position in the current business environment, and the high level of commitment required to serve as Chair of our Board. We have not yet selected a new Chair of the Board to succeed Mr. Janney.

Role of Board of Directors in Risk Oversight

Our Board has an active role, as a whole and also at the committee level, in overseeing the management of our risks. Our Board is responsible for general oversight of risks and regular review of information regarding our risks, including credit risks, liquidity risks, cybersecurity risks and operational risks. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Audit Committee is responsible for overseeing the management of risks relating to accounting matters and financial reporting. The Corporate Governance and Nominating Committee is responsible for overseeing the management of risks associated with the independence of our Board and potential conflicts of interest. The Research and Clinical Development Committee is responsible for assisting the Board in overseeing, evaluating and making decisions related to our research and development programs. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board is regularly informed through discussions from committee members about such risks. Our Board believes its administration of its risk oversight function has not negatively affected the Board’s leadership structure.

Board Diversity Matrix

We are proud to have a well-balanced and diverse group of employees and believe that our current workforce structure demonstrates our commitment to diversity in all aspects of our business. We note that more than half of our employees as of December 31, 2023, identified as non-Caucasian and more than half as female. We also know that diversity is vital at every level, including the Board.

We added female board members in July 2022 and July 2023, both with extensive medical backgrounds and experience. In August 2021, a separate female board member voluntarily resigned from her Allakos board seat as a condition of her employment to accept a chief executive officer position at another company. Improving our position on board diversity is a priority and we support the election and appointment of diverse candidates to the Board when appropriate opportunities arise. The Corporate Governance and Nominating Committee values the diversity of thought and backgrounds of our Board members as well as their ability to work collaboratively with other Board members and the management team. The Corporate Governance and Nominating Committee instructs the search firms it engages to include qualified candidates with diverse backgrounds, including diversity by race, ethnicity, gender and sexual orientation. We remain committed to seeking diversity on our Board.

The table below provides certain highlights of the composition of our Board members and nominees as of March 31, 2024. Each of the categories listed in the table below has the meaning as it is used in Nasdaq Rule 5605(f).

Total Number of Directors: Nine
	Female	Male	Non-Binary	Did Not Disclose Gender
Gender Identity
Directors	2	7	—	—
Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American
Asian
Hispanic or Latinx	1	1	—	—
White	1	6	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—

Board and Committee Meetings

During 2023, our Board held thirteen meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board held during the period for which she or he served as a director and (ii) the total number of meetings held by all committees of our Board on which she or he served during the periods that she or he served.

It is the policy of our Board to regularly have separate meeting times for independent directors without management. Although we do not have a formal policy regarding attendance by members of our Board at annual meetings of stockholders, we encourage, but do not require, our directors to attend. All of our then-serving directors attended our 2023 annual meeting of stockholders.

Board Committees

Our Board has established an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee, and a Research and Clinical Development Committee. We believe that the composition of these committees meets the criteria for independence under, and the functioning of these committees comply with the requirements of, the Sarbanes-Oxley Act of 2002, the Nasdaq rules and SEC rules and regulations. We comply with Nasdaq requirements with respect to committee composition of independent directors. Additionally, in 2023 our Board established a Research and Clinical Development Committee to assist the Board in overseeing various scientific matters related to our drug discovery and preclinical and clinical development programs. Each committee has the composition and responsibilities described below. Our Board may from time to time establish other committees.

Audit Committee

The members of our Audit Committee are Messrs. Andreatta, James and Walker. Mr. Andreatta is the chair of our Audit Committee and is our Audit Committee financial expert, as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002, and possesses financial sophistication, as defined under the rules of Nasdaq. Our Audit Committee oversees our corporate accounting and financial reporting process and assists our Board in monitoring our financial systems. Our Audit Committee also:

•
selects and hires the independent registered public accounting firm to audit our financial statements;
•
helps to ensure the independence and performance of the independent registered public accounting firm;
•
approves audit and non-audit services and fees;
•
reviews financial statements and discusses with management and the independent registered public accounting firm our annual audited and quarterly financial statements and the results of the independent audit and the quarterly reviews;
•
prepares the Audit Committee report that the SEC requires to be included in our annual proxy statement;
•
reviews reports and communications from the independent registered public accounting firm;
•
reviews the adequacy and effectiveness of our internal controls and disclosure controls and procedure;
•
reviews our policies on risk assessment and risk management;
•
identifies, monitors and addresses enterprise risks;
•
reviews related party transactions; and
•
establishes and oversees procedures for the receipt, retention and treatment of accounting related complaints and the confidential submission by our employees of concerns regarding questionable accounting or auditing matters.

Our Audit Committee operates under a written charter which satisfies the applicable rules of the SEC and the listing standards of Nasdaq. A copy of the charter of our Audit Committee is available on our website at http://investor.allakos.com/investor-relations in the “Corporate Governance” section of our Investors webpage. During 2023, our Audit Committee held four meetings. The Board has determined that each of Messrs. Andreatta, James and Walker qualify as independent directors under the Nasdaq corporate governance standards and independence requirements of Rule 10A-3 of the Exchange Act.

Compensation Committee

The members of our Compensation Committee are Dr. Ladd and Messrs. Janney and Walker. Mr. Janney is the chair of our Compensation Committee. As Mr. Janney’s term as director will expire effective upon the commencement of the 2024 Annual Meeting, he will no longer serve on the Compensation Committee following the 2024 Annual Meeting. The new chair of our Compensation Committee following Mr. Janney’s departure has not yet been selected. Our Compensation Committee oversees our compensation policies, plans and benefits programs. The Compensation Committee also:

•
oversees our overall compensation philosophy and compensation policies, plans and benefit programs;
•
reviews and approves or recommends to the Board the compensation-related disclosure that the SEC requires to be included in our annual proxy statement;
•
reviews and approves or recommends to the Board for approval compensation for our executive officers and directors; and
•
administers our equity compensation plans.

Our Compensation Committee operates under a written charter which satisfies the applicable rules of the SEC and the listing standards of Nasdaq. A copy of the charter of our Compensation Committee is available on our website at http://investor.allakos.com/investor-relations in the “Corporate Governance” section of our Investors webpage. During 2023, our Compensation Committee held three meetings. The Board has determined that each of Dr. Ladd and Messrs. Janney and Walker meet the independence qualifications applicable to members of a Compensation Committee under the Nasdaq corporate governance standards.

Our Compensation Committee has engaged Compensia, Inc. (“Compensia”), as its independent compensation consultant. The Compensation Committee has assessed the independence of Compensia, considering all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act. Based on this review, the Compensation Committee concluded that there are no conflicts of interest raised and that Compensia is independent. Compensia provides analysis and recommendations to the Compensation Committee regarding:

•
the Company’s pay philosophy, including a review and update of the group peer comparisons;
•
the executive compensation program, including assisting in the development of recommendations covering salary, annual cash incentives and equity compensation;
•
the equity compensation programming, including the development of guidelines to be used for future equity grant cycles, providing overall pool budgeting and modeling and providing updates with regards to long-term incentive trends among peers; and
•
the non-executive compensation program and development of salary structure, including short-term incentive guidelines.

Compensia reports to the Compensation Committee and not to management, although Compensia meets with management for purposes of gathering information for its analyses and recommendations.

Corporate Governance and Nominating Committee

The members of our Corporate Governance and Nominating Committee are Dr. Ladd and Messrs. James and Janney. Mr. James is the chair of our Corporate Governance and Nominating Committee. As Mr. Janney’s term as director will expire effective upon the commencement of the 2024 Annual Meeting, he will no longer serve on the Corporate Governance and Nominating Committee following the 2024 Annual Meeting. Our Corporate Governance and Nominating Committee oversees and assists our Board in reviewing and recommending nominees for election as directors. Specifically, the Corporate Governance and Nominating Committee:

•
identifies, evaluates and makes recommendations to our Board regarding nominees for election to our Board and its committees;
•
considers and makes recommendations to our Board regarding the composition of our Board and its committees;
•
reviews developments in corporate governance practices;
•
monitors compliance with our Code of Business Conduct and Ethics, including with respect to actual and potential conflicts of interest of Board members and officers;

•
oversees and evaluates the adequacy of our corporate governance practices and reporting; and
•
evaluates the performance of our Board and of individual directors.

Our Corporate Governance and Nominating Committee operates under a written charter which satisfies the applicable rules of the SEC and the listing standards of Nasdaq. A copy of the charter of our Corporate Governance and Nominating Committee is available on our website at http://investor.allakos.com/investor-relations in the “Corporate Governance” section of our Investors webpage. During 2023, our Corporate Governance and Nominating Committee held no meetings and only acted by unanimous written consent. The Board has determined that each of Dr. Ladd and Messrs. James and Janney qualify as independent directors under the Nasdaq corporate governance standards.

Research and Clinical Development Committee

The members of our Research and Clinical Development Committee are Drs. Graham, Sutherland and Thomas. As Dr. Sutherland’s term as a director will expire effective upon the commencement of the 2024 Annual Meeting, he will no longer serve on the Research and Clinical Development Committee following the 2024 Annual Meeting. Our Research and Clinical Development Committee does not yet have a chair.

Specific responsibilities of our Research and Clinical Development Committee include:

•
providing counsel to executive officers of the Company in the area of research and clinical development;
•
informing the Board on our research and development strategy, the effectiveness of our research and development function, and emerging scientific trends and activities; and
•
assisting the Board in the oversight, evaluation and decision making related to research and development.

Our Research and Clinical Development Committee operates under a written charter and, during 2023 the committee held one meeting. The committee’s charter requires that each member have sufficient scientific, development and/or medical expertise to review and evaluate appropriately the Company’s research and clinical development programs or meet other requirements as may be established by the Board from time to time. The Board has determined that each of Dr. Graham, Dr. Sutherland and Dr. Thomas met the qualifications applicable to members under the Committee’s charter.

Considerations in Evaluating Director Nominees

It is the policy of the Corporate Governance and Nominating Committee of our Board to consider recommendations for candidates to our Board from stockholders holding no less than one percent (1%) of the outstanding shares of the Company’s common stock continuously for at least 12 months prior to the date of the submission of the recommendation or nomination.

The Corporate Governance and Nominating Committee will consider candidates recommended by stockholders in the same manner as candidates recommended to the Corporate Governance and Nominating Committee from other sources. The Corporate Governance and Nominating Committee will use the following procedures to identify and evaluate any individual recommended or offered for nomination to our Board:

•
In its evaluation of director candidates, including the members of our Board eligible for reelection, the Corporate Governance and Nominating Committee will consider the following:
o
The current size and composition of our Board and the needs of our Board and the respective committees of our Board.
o
Such factors as character, integrity, judgment, diversity of background and experience that will contribute to the overall effectiveness and diversity of the Board, including diversity of race, ethnicity, gender and sexual orientation, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like. The Corporate

Governance and Nominating Committee evaluates these factors, among others, and does not assign any particular weighting or priority to any of these factors.
o
Other factors that the Corporate Governance and Nominating Committee deems appropriate.
•
The Corporate Governance and Nominating Committee require the following minimum qualifications to be satisfied by any nominee for a position on our Board:
o
The highest personal and professional ethics and integrity.
o
Proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment.
o
Skills that are complementary to those of the existing Board.
o
The ability to assist and support management and make significant contributions to the Company’s success.
o
An understanding of the fiduciary responsibilities that is required of a member of our Board and the commitment of time and energy necessary to diligently carry out those responsibilities.
o
If the Corporate Governance and Nominating Committee determines that an additional or replacement director is required, the Corporate Governance and Nominating Committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the Corporate Governance and Nominating Committee, our board directors or management.

The Corporate Governance and Nominating Committee may propose to our Board a candidate recommended or offered for nomination by a stockholder as a nominee for election to our Board. In the future, the Corporate Governance and Nominating Committee may pay fees to third parties to assist in identifying or evaluating director candidates.

Stockholder Recommendations for Nominations to the Board

A stockholder that wants to recommend a candidate for consideration by the Corporate Governance and Nominating Committee for election to the Board should direct the recommendation in writing by letter to the Company, attention of the Secretary, at 825 Industrial Road, Suite 500, San Carlos, California 94070. The recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and the Company and evidence of the recommending stockholder’s ownership of Company stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for Board membership, including issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like and personal references.

A stockholder that instead desires to nominate a person directly for election to the Board at an annual meeting of the stockholders must meet the deadlines and other requirements set forth in Section 2.4 of our amended and restated bylaws and the rules and regulations of the SEC. Section 2.4 of our amended and restated bylaws require that a stockholder who seeks to nominate a candidate for director must provide a written notice to our Secretary not later than 5:00 p.m., Pacific time, on the 45th day nor earlier than 8:00 a.m., Pacific time, on the 75th day before the one-year anniversary of the date on which we first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is changed by more than 25 days from the one-year anniversary of the date of the previous year’s annual meeting, then notice by the stockholder to be timely must be so received by our Secretary not earlier than 5:00 p.m., Pacific time, on the 120th day prior to such annual meeting and not later than 5:00 p.m., Pacific time, on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made. That notice must state the information required by Section 2.4 of our amended and restated bylaws, and otherwise must comply with applicable federal and state law. Our Secretary will provide a copy of the amended and restated bylaws upon request in writing from a stockholder. “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by us with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act, or by such other means as is reasonably designed to inform the public or our stockholders in general of such information, including, without limitation, posting on our investor relations website.

Stockholders also have the right to propose director candidates for consideration by the Corporate Governance and Nominating Committee or our Board and also directly nominate director candidates, without any action or recommendation on the part of the Corporate Governance and Nominating Committee or our Board, by following the procedures set forth in the section of this proxy statement titled “Stockholder Proposals.”

Deadline for Stockholder Nominations to the Board of Directors under the Universal Proxy Rules

To comply with universal proxy rules, stockholders who intend to solicit proxies in support of director nominees (other than our nominees) in connection with our 2025 Annual Meeting must provide the information required by Rule 14a-19 of the Exchange Act no later than March 12, 2025.

Compensation Committee Interlocks and Inside Participation

None of the members of our Compensation Committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board or Compensation Committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of business conduct and ethics is available on our website at http://investor.allakos.com/investor-relations in the “Corporate Governance” section of our Investors webpage. We intend to disclose any future amendments to such code, or any waivers of its requirements, applicable to any principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions or our directors on our website identified above.

Communications with the Board

Our Board believes that management speaks for Allakos Inc. Individual board members may, from time to time, communicate with various constituencies that are involved with the Company, but it is expected that board members would do this with knowledge of management and, in most instances, only at the request of management.

In cases where stockholders and other interested parties wish to communicate directly with our non-management directors, messages can be sent to our Secretary, at 825 Industrial Road, Suite 500, San Carlos, California 94070. Our Secretary monitors these communications and will provide a summary of all received messages to the Board at each regularly scheduled meeting of the Board. Our Board generally meets on a quarterly basis. Where the nature of a communication warrants, our Secretary may determine, in his or her judgment, to obtain the more immediate attention of the appropriate committee of the board or non-management director, of independent advisors or of Company management, as our Secretary considers appropriate.

Our Secretary may decide in the exercise of his or her judgment whether a response to any stockholder or interested party communication is necessary.

This procedure for stockholder and other interested party communications with the non-management directors is administered by the Company’s Corporate Governance and Nominating Committee. This procedure does not apply to (a) communications to non-management directors from officers or directors of the Company who are stockholders, (b) stockholder proposals submitted pursuant to Rule 14a-8 or Rule 14a-19 under the Exchange Act or (c) communications to the Audit Committee pursuant to the Complaint Procedures for Accounting and Auditing Matters.

Stock Ownership and Policy on Trading, Pledging and Hedging of Company Stock

Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in company securities. Our insider trading policy expressly prohibits, without prior approval from our general counsel or chief financial officer, in consultation with our Board or an independent committee thereof, short sales and derivative transactions of our stock by our officers, directors, employees and agents and their respective affiliates, purchases or sales of puts, calls or other derivative securities of the Company, or hedging transactions. In addition, our insider trading policy expressly prohibits our executive officers, directors, employees and agents and their respective affiliates from borrowing against Company securities held in a margin account, or, pledging our securities as collateral for a loan, in each case without prior approval from our general counsel or chief financial officer, in consultation with our Board or an independent committee thereof.

Removal of Directors; Vacancies

Our amended and restated certificate of incorporation and amended and restated bylaws provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the Board. Newly created director positions resulting from an increase in size of the Board and vacancies may be filled by our Board, subject to certain exceptions. Any or all of the directors may be removed from office by the stockholders only for cause.

EXECUTIVE OFFICERS

Our Board chooses our executive officers, who then serve at the discretion of our Board. There is no family relationship between any of the directors or executive officers and any of our other directors or executive officers. The following table sets forth certain information about our executive officers as of March 31, 2024.

Name	Age	Position
Robert Alexander, Ph.D.	54	Chief Executive Officer and Director
Baird Radford	54	Chief Financial Officer
Adam Tomasi, Ph.D.	54	President
Chin Lee, M.D.	54	Chief Medical Officer

For the biography of Dr. Alexander, see “Proposal No. 1 – Election of Directors.”

Baird Radford has served as our Chief Financial Officer since April 2021.Mr. Radford has over 25 years of finance and leadership experience at companies in multiple industries and various stages of growth. Prior to joining us, Mr. Radford served as Senior Vice President of Finance at Aimmune Therapeutics from January 2020 to February 2021, where he led the company's financial planning, controllership, tax and treasury functions. Prior to working at Aimmune Therapeutics, he served as the Chief Financial Officer at HeartFlow from July 2014 to January 2020, and held senior finance positions at Intuitive Surgical, eBay and PricewaterhouseCoopers. Mr. Radford received his Bachelor of Business Administration from Ohio University.

Adam Tomasi, Ph.D. has served as our President since December 2019. From April 2017 through December 2022, Mr. Tomasi also served as our Chief Operating Officer. From April 2017 to August 2019 and again from December 2020 to April 2021, Mr. Tomasi also served as our Chief Financial Officer. Dr. Tomasi also served as our Secretary from April 2017 until August 2019. He was previously a member of the board of directors of Attune Pharmaceuticals, a private biotechnology company. From August 2013 to January 2015, Dr. Tomasi served as Senior Vice President, Corporate Development of ZS Pharma, and from February 2015 to March 2017, he served as Chief Scientific Officer and Head of Corporate Development of ZS Pharma. Previously, Dr. Tomasi was a Principal at Alta Partners, where he was involved in the funding and development of notable medical technology and life science companies including Chemgenex, Excaliard, Lumena Pharmaceuticals, Achaogen, Immune Design, Allakos and ZS Pharma. Prior to joining Alta Partners, Dr. Tomasi was in the Harvard-MIT Biomedical Enterprise Program where he completed internships as an equity analyst at Lehman Brothers and at MPM Capital. Dr. Tomasi also previously worked as a medicinal chemist with Gilead Sciences and Cytokinetics, where he helped create the cardiovascular drug CK-1827452, which was licensed to Amgen. Dr. Tomasi holds a Bachelor of Science in Chemistry from the University of California, Berkeley, an M.B.A. from the Massachusetts Institute of Technology Sloan School of Management and a Ph.D. in Chemistry from the University of California, Irvine.

Chin Lee, M.D. has served as our Chief Medical Officer since February 2024. Dr. Lee previously served as our Executive Vice President of Clinical Development since joining the Company in July 2023 until his promotion to Chief Medical Officer in February 2024. Prior to Allakos, Dr. Lee served as the Chief Medical Officer at Connect Biopharma, a clinical-stage company focused on development of innovative therapies for chronic inflammatory diseases based on T cell-driven research, from March 2022 to August 2023. Dr. Lee also previously served as Vice President, Head of Clinical Science, and Chief Medical Officer at Theravance Biopharma, Inc. from April 2021 to March 2022, Lead Group Medical Director within the Genentech Research & Early Development (gRED) group from January 2018 to April 2021, as well held roles of increasing responsibility within the Immunology Therapeutic Area at Eli Lilly & Co., and the Immunoscience Group at Abbott (now AbbVie). During his time in industry, Dr. Lee has successfully led the submission of global regulatory filings and participated in product commercialization across multiple autoimmune and immunology disease indications. Prior to entering the biopharmaceutical industry, Dr. Lee was on the academic faculty at the Northwestern University Feinberg School of Medicine in the Division of Rheumatology. Dr. Lee received his Bachelor of Science in Biology and an M.D. from the University of North Carolina at Chapel Hill, and an M.P.H. from Northwestern University.

EXECUTIVE COMPENSATION DISCUSSION

Overview

This Executive Compensation Discussion explains our executive compensation program for our NEOs listed below and describes the Compensation Committee’s process for making compensation decisions, including its rationale for specific decisions related to compensation paid to our NEOs in the fiscal year ended December 31, 2023.

Name	Position
Robert Alexander, Ph.D.	Chief Executive Officer and Director
Baird Radford	Chief Financial Officer
Adam Tomasi, Ph.D.	President

Although Allakos qualifies as an “smaller reporting company” as defined by the SEC, which allows us to take advantage of scaled-back disclosure requirements, we are including more extensive narrative in this Executive Compensation Discussion about our executive compensation program in an effort to be more transparent. We are also committed to keeping an open dialogue with our stockholders to help ensure that we have a regular pulse on investor perspectives and continue to adjust our compensation program design to align with our business strategy, leadership talent objectives and investor expectations. Over the last few years, ongoing communications with our stockholders have helped validate the philosophy, objectives, and design of our overall compensation program and provided us with important perspectives on how to improve and better explain our program in the future.

EXECUTIVE SUMMARY

About Our Business and How We Approach Performance-Based Compensation

We are a clinical stage biotechnology company developing therapeutics which target immunomodulatory receptors present on immune effector cells involved in allergic, inflammatory and proliferative diseases. Activating inhibitory receptors allows us to directly target cells involved in disease pathogenesis and, in the setting of allergy and inflammation, has the potential to result in broad inhibition of inflammatory cells. In the setting of proliferative diseases, blocking the inhibitory function of the receptors could restore the immune cells’ ability to identify and kill proliferative cells. Our most advanced product candidate, AK006, is currently in a Phase 1 clinical trial.

As the biopharmaceutical industry is characterized by a very long product development cycle, including a lengthy research and development period and a rigorous approval phase involving clinical studies and governmental regulatory and marketing approval, many of the traditional benchmarking metrics, such as product sales, revenues and profits are inappropriate for an early-stage biopharmaceutical company such as us. Instead, like many of our peers, the specific performance factors our Compensation Committee considers when determining the compensation of our NEOs include:

•
key research and development milestones;
•
initiation and progress of preclinical and clinical studies for our product candidates;
•
establishment and maintenance of key strategic relationships and new business initiatives, including financings; and
•
development of organizational capabilities and managing our growth.

These performance factors are considered by our Board and Compensation Committee in connection with our annual performance reviews described below and are a critical component in the determination of annual cash and equity incentive awards for our executives.

2023 Business Highlights

Highlights of our 2023 corporate performance are set forth below.

Lirentelimab Development:

•
Completed enrollment in both the Phase 2 study of subcutaneous (“SC”) lirentelimab in patients with atopic dermatitis and the Phase 2b study of subcutaneous lirentelimab in patients with chronic spontaneous urticaria (“CSU”).
•
As disclosed in our Exchange Act filings, we announced in January 2024 that we no longer plan to pursue further development of lirentelimab.

AK006 Development:

•
Presented preclinical data at the European Academy of Allergy and Clinical Immunology (“EAACI”) Hybrid Congress 2023 highlighting AK006 mechanisms of action and inhibitory activity on IgE and non-IgE activated mast cells. Key findings of the presentation included:
o
AK006 inhibits IgE mediated mast cell activation and shows similar IgE inhibitory activity as remibrutinib.
o
Siglec-6 interacts with mast cell proteins associated with metabolism and signaling that are not seen with Siglec-8.
o
AK006 also inhibits non-IgE mast cell activation pathways, including KIT-mediated activation.
•
The AK006 Investigational New Drug (“IND”) application was accepted by the U.S. Food and Drug Administration. The Phase 1, first-in-human, study of AK006 consists of single and multiple ascending doses administered via infusion in healthy adult volunteers. In addition, the Phase 1 study will explore the activity of AK006 in a randomized, double-blind, placebo-controlled cohort of patients with chronic spontaneous urticaria (“CSU”).
•
Began dosing healthy volunteers in the single and multiple ascending dose cohorts of the Phase 1 study of Intravenous (“IV”) AK006.

Research Pipeline Development:

•
Conducted other preclinical research activities in pursuit of potential future clinical opportunities.

Corporate Matters:

•
Appointed Neil Graham, M.D., Rand Sutherland, M.D., and Dolca Thomas, M.D. to our Board.
•
The Board formed the Research and Clinical Development Committee.
•
Amended and restated bylaws, updated Insider Trading Policy and adopted Clawback Policy.

In January 2024, after reporting topline data from the Phase 2 study of SC lirentelimab in patients with atopic dermatitis and Phase 2b study of SC lirentelimab in patients with chronic spontaneous urticaria we announced that we no longer plan to pursue further development of lirentelimab. As a result, the Company halted lirentelimab-related development activities and announced a restructuring plan to reduce costs and focus on AK006 clinical development.

2023 Compensation Highlights and Objectives

Our executive compensation program seeks to incentivize and reward strong corporate performance and is structured using three primary elements: base salary, annual cash incentives, and long-term equity incentives. Each of these compensation elements serves a specific purpose in our compensation strategy. Base salary is an essential component to any market-competitive compensation program, as it provides for a fixed, base amount of compensation for services performed. Annual cash incentives reward the achievement of short-term goals, while long-term incentives drive our NEOs to focus on long-term sustainable stockholder value creation. Based on our performance and consistent with the design of our program, the Compensation Committee made the following executive compensation decisions for fiscal 2023:

Element	Performance Period	Highlights and Objectives
Base Salary	Annual

• Recognizes an individual’s contribution and performance.
• Rewards for the experience, education and criticality to the business.
• Serves as an important retention vehicle.
• Base salary increased by 3% for NEOs to better align their salaries with market comparators.

Short-Term At-Risk Cash Incentives	Annual

• Rewards achievement of goals directly tied to strategic priorities.
• Bonus payouts depend on the achievement of pre-defined goals and can range from 0% to 150% of target award amounts.
• Cash incentive goals for 2023 included advancement of clinical and pre-clinical programs, and operational goals.
• Based on performance achievements for 2023 corporate goals and individual performance, annual cash incentive awards were earned at 100% of each NEO’s applicable bonus target and paid in January 2024.

Long-Term At-Risk Equity Incentives (stock options and RSUs)	Long-term

• Supports the achievement of strong stock price growth.
• Aligns the interests of executives and stockholders over time.
• Serves as an important retention tool with awards vesting over time tied to continued service.
• Options vest over four years, with a ten-year term.
• RSUs vest over four years.
• In 2022, a substantial portion of the awards to the Company’s NEOs included PSUs that required performance-based milestones be achieved prior to any portion of the PSUs vest. The PSUs were still outstanding as of December 31, 2023 but, as a result of our decision to halt development of lirentelimab in January 2024, the PSUs for our NEOs were cancelled and no longer remain outstanding.

CEO and NEO Pay Mix At-A-Glance

The charts below represent the mix of target total direct compensation of our CEO, Dr. Alexander, in 2023 and 2022. Similar to 2022, over 85% of target total compensation was based on elements (cash incentive bonus and long-term equity incentives) that vary from year to year depending on performance.

The charts below represent the mix of target total direct compensation of our NEOs, excluding the CEO, for fiscal year 2023 and 2022. Similar to 2022, over 80% of target total compensation was based on elements (cash incentive bonus and long-term equity incentives) that vary from year to year depending on performance.

*NEOs other than our CEO

Compensation Governance

The following features of our executive compensation program are designed to align our executive team with stockholder interests and with market best practices:

What We Do	What We Don’t Do
•
Maintain an independent Compensation Committee of the Board;
•
Use an independent compensation consultant;
•
Emphasize variable pay, with a significant portion of target compensation tied to our performance;
•
Responsible use of shares under our long-term equity incentive program;
•
Use relevant peer group pay quantum and design data as a reference point; and
•
In 2023, the Board adopted a compensation clawback policy that requires the Company to pursue recovery of incentive compensation paid to certain officers (including the NEOs) in the event of certain financial statement restatements.

•
Guarantee bonuses or base salary increases;
•
Allow hedging or pledging of equity unless pre-approved by our Board;
•
Provide excessive severance payments;
•
Provide significant perquisites; and
•
Provide supplemental executive retirement plans including defined benefit pension or non-qualified deferred compensation plans.

WHAT GUIDES OUR PROGRAMS

Objectives of the Executive Compensation Programs

The goals of our executive compensation programs are to ensure that the interests of our employees, including our NEOs, are aligned with the interests of our stockholders and our business goals, and that the total compensation paid to each of our NEOs is fair, reasonable and competitive.

The guiding principle in the development of our compensation strategy is to create and nurture a pay-for-performance culture, where contributions to enhancing stockholder value have the potential to be matched with appropriate financial rewards. The objectives of our compensation program are to:

•
attract the best and brightest employees;
•
motivate successful execution of our corporate objectives;
•
ensure that, consistent with our pay for performance objectives, broad-based compensation programs are aligned with our corporate objectives that when achieved will promote an increase in value for our stockholders; and
•
ensure retention of key staff.

We provide our NEOs with a significant portion of their compensation through annual cash incentive compensation based upon the achievement of corporate objectives for the year, as well as individual performance metrics. We use equity compensation to incentivize our NEOs to enhance the long-term value of our business. These two elements of executive compensation are aligned with the interests of our stockholders because the amount of compensation ultimately received by the NEO will vary with our corporate and operational performance. Equity compensation additionally derives its value from our stock price performance, which is likely to fluctuate based on our operational performance.

Setting Executive Compensation

Role of the Board, the Compensation Committee and Management

Our Board and the Compensation Committee annually review the compensation for all of our NEOs. In setting executive base salaries and bonuses and granting equity incentive awards, our Board and the Compensation Committee, as the case may be, consider compensation for comparable positions in the market and our peer group (as described below), input from the Compensation Committee’s independent compensation consultant and from Drs. Alexander and Tomasi, the qualifications, experience and historical compensation levels of our NEOs, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders, and a long-term commitment to the Company.

Taking into account the factors noted above, our Compensation Committee then approves, or recommends to the Board for approval, the compensation for each NEO. Drs. Alexander and Tomasi work closely with our Board and Compensation Committee in managing our executive compensation program, may attend meetings of the Compensation Committee, and may make recommendations to the Compensation Committee regarding compensation of our executive officers (including their own). Compensation determinations for our NEOs are made by our Compensation Committee or Board without members of management present. The Board makes decisions with respect to Dr. Alexander based on recommendations from the Compensation Committee outside the presence of Dr. Alexander.

Role of the Compensation Consultant

We develop our compensation programs after reviewing publicly available compensation data and subscription survey data for our peer group, provided by Radford, a business unit of Aon plc (“Radford”), among other sources. For 2023, our Compensation Committee retained Compensia, as its independent compensation consultant, to advise on executive compensation matters including: overall compensation program design (including the design of our performance-based equity award program), annual updates to our peer group, and benchmarking executive officer and board of director compensation programs. Compensia reports directly to our Compensation Committee. Our Compensation Committee has assessed the independence of Compensia consistent with Nasdaq listing standards and has concluded that the engagement of Compensia does not raise any conflicts of interest.

Use of Market Compensation Benchmarks

Due to the nature of our business, we compete for executive talent with many public companies that are larger and more established than we are or that possess greater resources than we do, and with smaller private companies that may be able to offer greater equity compensation potential. Our Compensation Committee considers market data for both the annual cash compensation opportunities and the annual long-term incentive compensation opportunities for our NEOs based on the 50th percentile and the 75th percentile of our peer group, with the Compensation Committee using its own experience and judgment, including a consideration of market factors and industry survey data and other recommendations provided by Compensia, the experience level of the executive and the executive’s performance against established Company goals, in determining each executive officer’s base salary, short-term cash incentive plan and long-term incentive compensation opportunities.

In evaluating the total target compensation (cash and equity) of our NEOs, our Compensation Committee establishes a peer group of publicly traded companies in the biopharmaceutical and biotechnology industries that is selected based on a balance of the following criteria:

•
companies whose industry, geography, number of employees, stage of development and market capitalization are similar, at the time of the evaluation, though not necessarily identical, to ours;
•
companies with similar executive positions to ours;
•
companies against which we believe we compete for executive talent; and
•
public companies based in the United States (“U.S.”) whose compensation and financial data are available in proxy statements or through widely available compensation surveys.

Based on these criteria, our peer group included the following companies, as approved by our Compensation Committee in December 2022:

Alector, Inc.	Evelo Biosciences, Inc.	Mersana Therapeutics, Inc.
Allogene Therapeutics, Inc.	Fulcrum Therapeutics, Inc.	Omeros Corporation
AnaptysBio, Inc.	Gossamar Bio, Inc.	Outlook Therapeutics, Inc.
Annexon, Inc.	Immunovant, Inc.	Piant Therapeutics, Inc.
Celldex Therapeutics, Inc.	Kiniksa Pharmaceuticals, Ltd.	PMV Pharmaceuticals, Inc.
Cogent Biosciences, Inc.	Kodiak Sciences Inc.	Tricida, Inc.

The following companies were part of the selected comparable companies for purposes of making compensation decisions for 2022 but were excluded from the peer group approved in December 2022 as they no longer complied with the selection criteria: Cortexyme, Inc., CytomX Therapeutics, Inc., Enanta Pharmaceuticals, Inc., Jounce Therapeutics, Inc., Magenta Therapeutics, Inc. The Compensation Committee added AnaptysBio, Inc., Annexon, Inc., Celldex Therapeutics, Inc., Gossamar Bio, Inc., Kodiak Sciences Inc., Mersana Therapeutics, Inc., Omeros Corporation, and PMV Pharmaceuticals, Inc., each of which satisfied all of the targeted criteria described above.

2023 Executive Compensation Program In Detail

2023 Base Salary

We provide base salaries to our NEOs to compensate them with a fair and competitive base level of compensation for services rendered during the year.

Effective January 1, 2023, our Compensation Committee approved base salary adjustments for each of our then-serving NEOs to better align their salaries with market comparators. The table below sets forth the adjustments to base salary for each of our NEOs:

Name	2022 Base Salary ($)	2023 Base Salary ($)	% Increase over 2022
Robert Alexander, Ph.D.	782,000	805,460	3%
Baird Radford	480,000	494,400	3%
Adam Tomasi, Ph.D.	689,000	709,670	3%

Annual At-Risk Cash Incentive Program

The Compensation Committee has historically met around the end of each year to review the achievements against that year’s pre-defined corporate goals and develop the pre-defined goals for the upcoming year. The 2023 annual cash incentive plan provided our NEOs the opportunity to earn a performance-based annual cash bonus. Actual bonus payouts depend on the achievement of pre-defined goals and can range from 0% to 150% of target award amounts. Each NEO has a target bonus opportunity, defined as a percentage of their annual base salary, that is determined based on peer group data and is considered in the determination of the amount of bonus payable, if any, to each individual. The final bonus payment of each NEO for 2023 was determined by our Board based on an objective review of both Company and individual performance.

2023 Goals and Results

For 2023, our Board pre-defined the following strategic goals, which we believe drive long-term stockholder value and were intended to be reasonably challenging to achieve:

2023 Corporate Goals	Weighting	Assessment Results / Achievements	Payout
Clinical and pipeline development	85%	All required milestones met	85%
Manufacturing initiatives	15%	All manufacturing initiatives were achieved	15%
Total	100%		100%

Based on the evaluation by the Compensation Committee, all of the pre-defined goals were met and cash incentive bonuses for our NEOs for 2023 were determined to be payable at 100% of target levels.

2023 Annual Cash Incentive Award Payouts

The cash incentive bonus targets as a percentage of base salary for 2023 are listed in the table below. The bonus target percentages did not change from 2022 to 2023. The 2023 target cash incentive bonus amounts in dollars, the actual cash incentive bonus amounts paid to our NEOs with respect to 2023 and the actual 2023 cash incentive bonus amounts paid as a percentage of the 2023 bonus targets are set forth in the table below.

Name	2023 Target Award Opportunity (% of 2023 Base Salary)	2023 Target Cash Incentive Award Opportunity ($)	2023 Cash Incentive Award Payment ($)(1)	2023 Actual Cash Incentive Award Payment (% of 2023 Target Cash Incentive Award Opportunity)
Robert Alexander, Ph.D.	85%	684,641	684,641	100%
Baird Radford	45%	222,480	222,480	100%
Adam Tomasi, Ph.D.	60%	425,802	425,802	100%

(1) The 2023 Cash Incentive Award Payments to the NEOs were paid in January 2024.

Long-Term Equity Incentive Compensation Program

The market for qualified and talented executives in the biopharmaceutical industry is highly competitive and we compete for talent with many companies that have greater resources than we do. Accordingly, we believe equity compensation is a crucial component of any competitive executive compensation package we offer.

2023 Annual Equity Grants

For 2023 annual equity grants, the Compensation Committee approved target long-term equity incentives based on a mix of stock options and restricted stock unit awards (RSUs) for all NEOs. The table below shows the target annual long-term incentive award values granted for fiscal 2023:

Name	2023 Stock Options		2023 RSUs		Total Target Award Value ($)
	# of Units	Grant Date $ Value	# of Units	Grant Date $ Value
Robert Alexander, Ph.D.	462,325	$2,623,519	301,575	$2,171,340	$4,794,859
Baird Radford	194,144	$1,101,693	126,640	$911,808	$2,013,501
Adam Tomasi, Ph.D.	300,471	$1,705,059	195,997	$1,411,178	$3,116,237

Award amounts for stock options and RSUs were determined based on the closing price of our common stock on the date of grant on January 6, 2023, which was $7.20.

The stock options portion of the 2023 annual equity grant vested as to 25% of the award on January 6, 2024, and the remainder of the award is scheduled to vest in 36 equal installments each month thereafter, so long as the NEO continues as a service provider through each applicable vesting date.

The RSU portion of the 2023 annual equity grant vested as to 25% of the award on March 1, 2024, and the remainder of the RSUs are scheduled to vest in 12 equal installments after each three-month period thereafter, so long as the NEO continues as a service provider through each applicable vesting date.

With respect to the PSUs that were granted to NEOs in 2022, and as disclosed in the 2023 proxy statement, 100% of the PSUs were to vest upon the first completion of any of the Company’s Phase 2 or Phase 3 studies of lirentelimab that meets its primary endpoints (other than the Company’s eosinophilic duodenitis-only study, which was commenced in 2021). As a result of our decision to halt development of lirentelimab in January 2024, the PSUs for our NEOs were cancelled and no longer remain outstanding.

OTHER Compensation PRACTICES, POLICIES & GUIDELINES

Benefits and Other Compensation

Other compensation to our executives consists primarily of the broad-based benefits we provide to all full-time employees, including medical, dental and vision insurance, medical and dependent care flexible spending accounts, group life and disability insurance, an employee stock purchase plan and a 401(k) plan. NEOs are eligible to participate in all our employee benefit plans, in each case on the same basis as other employees. Pursuant to our 2018 Employee Stock Purchase Plan (the “2018 ESPP”), employees, including our NEOs, have an opportunity to purchase our common stock at a discount on a tax-qualified basis through payroll deductions. The 2018 ESPP is designed to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code (the “Code”). The purpose of the 2018 ESPP is to encourage our employees, including our NEOs, to become our stockholders and better align their interests with those of our other stockholders.

Our tax-qualified 401(k) plan provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. All participants’ interests in their contributions are 100% vested when contributed. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to each participant’s directions. The retirement plan is intended to qualify under Section 401(a) of the Code. All eligible and participating employees receive a 401(k) match of 100% on pre-tax contributions, up to the first 3% of eligible compensation, and an additional match of 50% on incremental pre-tax contributions, up to 5% of eligible compensation.

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites to our NEOs, except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make them more efficient and effective, and for recruitment and retention purposes. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual NEO in the performance of his or her duties, to make him or her more efficient and effective, and for recruitment, motivation or retention purposes.

We do not offer any defined benefit pension plans or nonqualified defined compensation arrangements for our employees, including our NEOs.

Severance and Change in Control Benefits

Each NEO is entitled to receive severance benefits under the terms of his amended offer letter, in the case of Drs. Alexander and Tomasi, or under our standard change in control and severance policy (“Severance Policy”), in the case of Mr. Radford, upon either termination by us without cause or a resignation by the NEO for good reason. We provide these severance benefits in order to provide an overall compensation package that is competitive with that offered by the companies with whom we compete for executive talent. Additionally, severance benefits allow our executives to focus on our objectives without concern for their employment security in the event of a termination.

The severance benefits provided upon a qualifying termination of a NEO’s employment in connection with a change in control are higher than severance benefits provided under other qualifying termination events, which is consistent with market practice. The Compensation Committee approved these enhanced severance and change in control benefits because it considers maintaining a stable and effective management team to be important to protecting and enhancing the best interests of the Company and its stockholders. To that end, the Compensation Committee recognizes that the possibility of a change in control may exist from time to time, and that this possibility, and the uncertainty and questions it may raise among management, could result in the departure or distraction of management to the detriment of the Company and its stockholders. Accordingly, the enhanced severance benefits have been put in place to encourage the attention, dedication and continuity of members of our management team to their assigned duties without the distraction that may arise from the possibility or occurrence of a change in control and concern for their employment security in the event of a termination. The Compensation Committee took into account the same factors in agreeing to a provision providing for the single trigger vesting upon a change in control of all then outstanding equity awards held by each of Drs. Alexander and Tomasi in their offer letters, and also in agreeing to provide a gross up payment for excise taxes that Drs. Alexander and Tomasi may incur upon a change in control under Sections 280G and 4999 of the Code under certain circumstances in their offer letters. In each case, the Compensation Committee determined that providing the single trigger vesting and the excise tax gross up was critical in persuading the NEO to join us.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Executive Officer Compensation

Summary Compensation Table for Fiscal Year 2023

The following table sets forth the total compensation awarded to, earned by and paid during the fiscal years ended December 31, 2023, 2022 and 2021 for each of our NEOs.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Robert Alexander, Ph.D	2023	805,460	2,171,340	2,623,519	684,641	14,466	6,299,426
Chief Executive Officer	2022	782,000	5,907,245	—	664,700	13,460	7,367,405
	2021	745,000	9,598,805	—	633,000	12,872	10,989,677
Baird Radford (4)	2023	494,400	911,808	1,101,693	222,480	14,466	2,744,847
Chief Financial Officer	2022	480,000	2,651,705	—	216,000	13,460	3,361,165
	2021	326,909	3,728,934	1,805,316	146,000	12,504	6,019,663
Adam Tomasi, Ph.D	2023	709,670	1,411,178	1,705,059	425,802	14,466	4,266,175
President	2022	689,000	3,839,710	—	413,400	13,460	4,955,570
	2021	656,000	6,196,542	—	394,000	12,872	7,259,414

(1)
The amounts disclosed represent the aggregate grant date fair value of stock option, RSU and PSU awards as calculated in accordance with the provisions of ASC 718 without regard to forfeitures and probable outcome at the date of grant for the PSUs. The assumptions used in calculating the grant date fair value of the award disclosed in this column can be found in Note 2 to our audited financial statements for the year ended December 31, 2023, included in our Annual Report on Form 10-K filed with the SEC on March 14, 2024. The value of the PSUs at the grant date assuming the highest level of performance at the grant date was $8,438,620 for Dr. Alexander, $1,325,853 for Mr. Radford, and $5,460,781 for Dr. Tomasi.
(2)
All non-equity incentive plan compensation payments were made by the Board based on objective measures the performance of the company, as a whole, and each of the NEOs, as individuals, against predefined short-term corporate objectives established for the period being evaluated as described under the heading “Annual At-Risk Cash Incentive Program” above. The approved payouts associated with 2023 non-equity incentive plan compensation were made in January 2024.
(3)
The amounts reported in this column include the dollar value of employer 401(k) matching contributions paid to each participating named officer. In 2023, this amount was $14,466 for each of our NEOs.
(4)
Mr. Radford’s employment commenced on April 19, 2021. The 2021 salary and bonus payments to Mr. Radford reflect the prorated amounts for his partial year of service as an employee during 2021.

Grants of Plan-Based Awards in Fiscal Year 2023

The following table shows information regarding grants of plan-based awards during the fiscal year ended December 31, 2023 to the Company’s NEOs.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards (# Shares)(2)	All Other Option Awards (# Shares)(3)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Awards ($)(4)
Robert Alexander, Ph.D.	1/6/2023				301,575			2,171,340
	1/6/2023					462,325	$7.20	2,623,519
	Cash Incentive	—	684,641	1,026,962
Baird Radford	1/6/2023				126,640			911,808
	1/6/2023					194,144	$7.20	1,101,693
	Cash Incentive	—	222,480	333,720
Adam Tomasi, Ph.D.	1/6/2023				195,997			1,411,178
	1/6/2023					300,471	$7.20	1,705,059
	Cash Incentive	—	425,802	638,703

(1)
Actual amounts paid under our annual bonus program were based on our Compensation Committee and Board of Director’s review and evaluation of corporate performance in December 2023 and are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
(2)
RSUs subject to service-based vesting criteria established by the Board or Compensation Committee and described in the footnotes to the Outstanding Equity Awards at Fiscal Year-End table below.
(3)
Stock options subject to service-based vesting criteria established by the Board or Compensation Committee and described in the footnotes to the Outstanding Equity Awards at Fiscal Year-End table below.
(4)
Amounts represent the grant date fair value of the NEO’s stock options and RSUs calculated in accordance with ASC 718 without regard to forfeitures. The assumptions used in calculating the grant date fair value of the award disclosed in this column can be found in Note 2 to our audited financial statements for the year ended December 31, 2023 included in our Annual Report on Form 10-K filed with the SEC on March 14, 2024.

Outstanding Equity Awards at Fiscal 2023 Year-End

The following table presents information regarding all outstanding equity awards held by each of our NEOs as of December 31, 2023.

			Option Awards				Stock Awards
			Number of Securities Underlying Unexercised Options						Equity Incentive Plan Awards
Name	Grant Date (1)		Exercisable (#)	Unexercisable (#)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock Not Vested (#)	Market Value of Shares or Units of Stock Not Vested ($)	Number of Unearned Shares, Units or Other Rights Not Vested (#)	Market Value of Unearned Shares, Units or Other Rights Not Vested ($)
Robert Alexander, Ph.D.	1/6/2023	(3)		462,325	$7.20	1/6/2033	301,575	823,300
	2/25/2022	(4)					297,745	812,844
	2/25/2022	(5)							529,323	1,445,052
	12/1/2021	(6)					25,841	70,546
	12/1/2021	(7)							17,227	47,030
	12/1/2020	(8)					30,400	82,992
	10/9/2018	(9)	250,000	—	$35.28	10/9/2028
	5/15/2018	(10)	306,960	—	$4.31	5/15/2028
	1/27/2018	(11)	290,022	—	$4.01	1/27/2028
	5/17/2017	(12)	912,500	—	$0.69	5/17/2027
Baird Radford	1/6/2023	(3)		194,144	$7.20	1/6/2033	126,640	345,727
	2/25/2022	(4)					133,655	364,878
	2/25/2022	(5)							237,608	648,670
	12/1/2021	(6)					12,128	33,109
	4/19/2021	(13)	18,400	9,200	$105.16	4/19/2031	6,413	17,507
Adam Tomasi, Ph.D.	1/6/2023	(3)		300,471	$7.20	1/6/2033	195,997	535,072
	2/25/2022	(4)					193,534	528,348
	2/25/2022	(5)							344,060	939,284
	12/1/2021	(6)					16,681	45,539
	12/1/2021	(7)							11,121	30,360
	12/1/2020	(8)					19,625	53,576
	10/9/2018	(9)	125,000	—	$35.28	10/9/2028
	5/15/2018	(10)	88,036	—	$4.31	5/15/2028
	1/27/2018	(11)	145,011	—	$4.01	1/27/2028
	5/17/2017	(12)	486,400	—	$0.69	5/17/2027

(1)
The outstanding options to purchase shares of our common stock, RSUs and PSUs were granted pursuant to the 2018 EIP and 2012 EIP (as defined below). These awards are subject to vesting acceleration under certain circumstances as described under “Potential Payments upon Termination or Change in Control” and “Agreements with NEOs” below.
(2)
The exercise price of each stock option is equal to the fair market value of a share of our common stock on the date of grant. Prior to our initial public offering on July 19, 2018, the fair market value of a share of our common stock on the date of grant was determined by our Board. Since our initial public offering on July 19, 2018, the fair market value of a share of our common stock equals the closing price of our common stock on Nasdaq on the date of grant.

(3)
The option award granted on January 6, 2023 vests as to one-fourth of the shares on January 6, 2024, and one forty-eighth of the total shares subject to the option award vest each month thereafter, subject to continued service with us through each applicable vesting date. The RSU award granted on January 6, 2023 vests as to one-fourth of the shares on March 1, 2024, and one-sixteenth of the total shares subject to the award vesting each three-month period thereafter, subject to continued service with us through each applicable vesting date.
(4)
The RSU award granted on February 25, 2022 vests as to one-fourth of the shares on March 1, 2023, and one-sixteenth of the total shares subject to the award vesting each three-month period thereafter, subject to continued service through each applicable vesting date.
(5)
The PSU awards granted on February 25, 2022 vest only if specific performance goals set by the Compensation Committee are achieved. No PSUs vest if the performance goals are not met. Subsequent to December 31, 2023, as a result of the Company’s decision to halt development of lirentelimab in January 2024, the PSUs were cancelled and no longer remain outstanding.
(6)
The RSU award granted on December 1, 2021 vests as to one-fourth of the shares on December 1, 2022, and one-sixteenth of the total shares subject to the award vesting each three-month period thereafter, subject to continued service with us through each applicable vesting date.
(7)
The PSU awards granted on December 1, 2021 vest only if specific performance goals set by the Compensation Committee are achieved. No PSUs vest if the performance goals are not met. Subsequent to December 31, 2023, as a result of the Company’s decision to halt development of lirentelimab in January 2024, the Company and our NEO agreed to cancel these PSUs.
(8)
The RSU award granted on December 1, 2020 vests as to one-fourth of the shares on December 1, 2021, and one-sixteenth of the total shares subject to the award vesting each three-month period thereafter, subject to continued service with us through each applicable vesting date.
(9)
The option award granted on October 9, 2018 vests as to one-fourth of the shares on October 9, 2019, and one forty-eighth of the total shares subject to the option award vest each month thereafter, subject to continued service through each applicable vesting date.
(10)
The option award granted on May 15, 2018 vests as to one-fourth of the shares on May 15, 2019, and one forty-eighth of the total shares subject to the option award vest each month thereafter, subject to continued service through each applicable vesting date.
(11)
The option award granted on January 27, 2018 vested as to one-fourth of the shares on April 1, 2018, and one forty-eighth of the total shares subject to the option award vest each month thereafter, subject to continued service through each applicable vesting date.
(12)
The option award granted on May 17, 2017 is subject to an early exercise provision and was immediately exercisable. The option award vested as to one-fourth of the shares on April 3, 2018, and one forty-eighth of the total shares subject to the option award vest each month thereafter, subject to continued service with us through each applicable vesting date.
(13)
The option award granted on April 19, 2021 vests as to one-fourth of the shares on April 19, 2022, and one forty-eighth of the total shares subject to the option award vest each month thereafter, subject to continued service with us through each applicable vesting date. The RSU award granted on April 19, 2021 vests as to one-fourth of the shares on June 1, 2022, and one-sixteenth of the total shares subject to the award vesting each three-month period thereafter, subject to continued service with us through each applicable vesting date.

Equity Incentive Plans

Our 2012 Equity Incentive Plan (the “2012 EIP”) permitted the grant of incentive stock options to our employees and our subsidiary corporations’ employees, and the grant of nonstatutory stock options, stock appreciation rights, restricted stock and RSUs to our employees, directors and consultants and our subsidiary corporations’ employees and consultants. The 2012 EIP terminated in connection with our initial public offering in July 2018 but continues to govern outstanding awards granted thereunder.

Our 2018 Equity Incentive Plan (the “2018 EIP”) provides for the grant of incentive stock options to our employees and any of our subsidiary corporations’ employees, and for the grant of nonstatutory stock options, restricted stock, RSUs, stock appreciation rights, performance units and performance shares to our employees, directors and consultants and our subsidiary corporations’ employees and consultants. Our Compensation Committee (or our Board acting as the committee under the 2018 EIP) makes all determinations deemed necessary or advisable for administering the 2018 EIP, including but not limited to, selecting the service providers to whom awards may be granted, determining the number of shares covered by each award, approving forms of award agreements for use under the 2018 EIP, determining the terms and conditions of awards (including, but not limited to, the exercise price, the time or times at which awards may be exercised, any vesting acceleration or waiver or forfeiture restrictions and any restriction or limitation regarding any award or the shares relating thereto).

Potential Payments upon Termination or Change in Control

Our 2018 EIP provides that in the event of a merger or change in control, as defined under our 2018 EIP, each outstanding award will be treated as the Compensation Committee determines, without requiring a participant’s consent. The Compensation Committee is not required to treat all awards, all awards held by a participant or all awards of the same type, similarly.

If a successor corporation does not assume or substitute for any outstanding award, then the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, all restrictions on restricted stock and RSUs will lapse, and for awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met. If an option or stock appreciation right is not assumed or substituted in the event of a change in control, the Compensation Committee will notify the participant in writing or electronically that such option or stock appreciation right will be exercisable for a period of time determined by the Compensation Committee in its sole discretion and the option or stock appreciation right will terminate upon the expiration of such period.

Our 2012 EIP provides that in the event of a merger or change in control, as defined under the 2012 EIP, each outstanding award will be treated as the Compensation Committee determines. If a successor corporation or its parent or subsidiary does not assume or substitute an equivalent award for any outstanding award, then such award will fully vest, all restrictions on the shares subject to such award will lapse, all performance goals or other vesting criteria applicable to the shares subject to such award will be deemed achieved at 100% of target levels and all of the shares subject to such award will become fully exercisable, if applicable, for a specified period prior to the transaction. The award will then terminate upon the expiration of the specified period of time. If an option or stock appreciation right is not assumed or substituted in the event of a merger or change in control, the Compensation Committee will notify the applicable participant in writing or electronically that the award will be exercisable for a period of time determined by the Compensation Committee, and the option or stock appreciation right will terminate upon the expiration of such period.

Agreements with NEOs

Offer Letters

On July 6, 2018 we entered into an amended offer letter with each of Drs. Alexander and Tomasi, and on April 15, 2021, we entered into an offer letter with Mr. Radford. The officers are employed “at will” so may be terminated by us or the executive officer at any time. The severance and change in control and severance protections available to each of our NEOs are described in detail below.

Change in Control and Severance Policy

Other than Drs. Alexander and Tomasi whose agreements are described further below, we adopted the Severance Policy for Mr. Radford and certain other key employees.

Under the Severance Policy, if we terminate an eligible executive other than for “cause,” death or “disability” or they resign for “good reason”, in each case, during the period beginning upon a “change in control”, such terms as defined in the Severance Policy, and ending 24 months following the change in control, such period referred to as the “change in control period”, they will be eligible to receive the following severance benefits (less applicable tax withholdings): (i) a lump sum cash amount equal to 12 months of their then-current annual base salary (or if they resign for good reason based on a material reduction in base salary, then their annual base salary in effect immediately prior to such reduction) or if greater, at the level in effect immediately before the change in control, (ii) a lump sum cash amount equal to 100% of their then-current target annual bonus opportunity, (iii) 100% of their then outstanding and unvested equity awards will become fully vested and exercisable, if applicable, and any applicable performance goals will be deemed achieved at 100% of target levels, and (iv) payment or reimbursement of continued health coverage for them and their dependents under COBRA for a period of up to 12 months, or a taxable lump sum payment in lieu of such payment or reimbursement, as applicable.

Further, under the Severance Policy, if they are terminated other than for cause, death or disability outside the change in control period, they will be eligible to receive the following severance benefits (less applicable tax withholding): (i) a lump sum cash amount equal to 9 months of their then-current annual base salary, (ii) a lump sum cash amount equal to a pro rata portion of their then-current target annual bonus opportunity and (iii) payment or reimbursement of continued health coverage for them and their dependents for a period of up to 9 months, or a taxable lump sum payment in lieu of such payment or reimbursement, as applicable.

To receive any severance benefits under the Severance Policy, they must sign and not revoke our standard separation agreement and release of claims within the timeframe set forth in the Severance Policy.

If any of the payments provided for under the Severance Policy or otherwise payable would constitute “parachute payments” within the meaning of Section 280G of the Code and would be subject to the related excise tax under Section 4999 of the Code, then they will be entitled to receive either full payment of benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits. The Severance Policy does not require us to provide any tax gross-up payments.

In addition to Mr. Radford’s participation in the Severance Policy, pursuant to his offer letter, 100% of the total number of shares subject to Mr. Radford’s stock options or other stock awards will immediately vest as of the date immediately preceding the change in control, subject to Mr. Radford continuing as a service provider through such date.

Drs. Alexander and Tomasi are not participants in the Severance Policy, but are eligible to receive potential termination or change in control payments and benefits pursuant to their amended offer letters dated July 6, 2018.

Agreements with Drs. Alexander and Tomasi – Change in Control and Severance Provisions

Dr. Alexander’s and Dr. Tomasi’s amended offer letters with us provide that in the event that:

•
a “change in control”, as defined in Dr. Alexander’s and Dr. Tomasi’s amended offer letters, occurs, 100% of the total number of shares subject to Dr. Alexander’s and Dr. Tomasi’s company options or other stock awards will immediately vest as of the date immediately preceding the change in control, subject to his continued employment through such date;
•
during the period commencing 3 months before a change in control and ending upon a change in control, such period referred to as the pre-change in control period, Dr. Alexander’s or Dr. Tomasi’s employment is terminated (i) by us without cause, (ii) due to his death or disability or (iii) by him for good reason, then 100% of the total number of shares subject to his company options or other stock awards that have not vested will immediately vest and become exercisable; and
•
Dr. Alexander’s or Dr. Tomasi’s employment is terminated by us without cause (and other than due to his death or disability) or by him for good reason, in either case, outside the pre-change in control period, then the total number of shares subject to his company options or other stock awards that have not vested but would have vested if he had remained employed on the first anniversary of the date of his termination will immediately vest and become exercisable.

To receive the vesting acceleration benefits above that require a qualifying termination of Dr. Alexander’s or Dr. Tomasi’s employment, he must timely sign and not revoke a separation agreement and release of claims in our favor.

Each of Dr. Alexander’s and Dr. Tomasi’s amended offer letters provides that his existing company stock options and any future company stock options granted to him by us that are vested and outstanding on the date of termination will continue to be exercisable for a period of 24 months (or such longer period as provided in the company equity plan under which the applicable option was granted) after the earlier of: his termination of employment due to his death or “disability”, as defined in the applicable company equity plan, or his termination of employment by us other than for “cause”, death or “disability” or by him for “good reason”, each such term as defined in Dr. Alexander’s and Dr. Tomasi’s amended offer letter, subject to earlier termination under the terms of the applicable company equity plan, except no company option of his will be exercisable after its expiration date.

Under each of Dr. Alexander’s and Dr. Tomasi’s amended offer letters, if we terminate his employment other than for cause, death or disability or he resigns for good reason, in each case, during the period beginning upon a change in control and ending 24 months after the change in control, such period referred to as the post-change in control period, he will be eligible to receive the following severance benefits (less applicable tax withholdings): (i) a lump sum cash amount equal to 24 months of his then-current annual base salary, (ii) a lump sum cash amount equal to 200% of his then-current target annual bonus opportunity and (iii) reimbursement of continued health coverage for him and his eligible dependents under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA, for a period of up to 24 months, or a taxable lump sum payment in lieu of such reimbursement.

Further, under Dr. Alexander’s and Dr. Tomasi’s amended offer letters, if his employment is terminated by us other than for cause, death or disability or by him for good reason outside the post-change in control period, he will be eligible to receive the following severance benefits (less applicable tax withholding): (i) continuation of his then-current annual base salary for 12 months following his termination date (ii) a lump sum cash amount equal to a pro rata portion of his then-current target annual bonus opportunity and (iii) reimbursement of continued health coverage for him and his eligible dependents for a period of up to 12 months, or a taxable lump sum payment in lieu of such reimbursement.

To receive any of the severance benefits described above, Dr. Alexander and Dr. Tomasi must timely sign and not revoke a separation agreement and release of claims in our favor.

Finally, Dr. Alexander’s and Dr. Tomasi’s amended offer letters provide that:

•
if any severance or other benefits payable to Dr. Alexander or Dr. Tomasi constitute “parachute payments” within the meaning of Section 280G of the Code and could be subject to the related excise tax under Section 4999 of the Internal Revenue Code, he would be entitled to receive either full payment of benefits or such lesser amount (except such reduction will not exceed $50,000 of the full amount), whichever would result in his receipt in the greater amount of after-tax benefits; and
•
if any portion of the severance or other benefits provided will be subject to the excise tax imposed by Section 4999 of the Code after applying the process in the paragraph above, he will receive a payment from us equal to the sum of (i) the amount sufficient to pay such excise tax, and (ii) the amount sufficient to pay the excise tax, employment tax, and federal and state income taxes arising from the payment described in this sentence.

Estimated Payment and Benefits Upon Termination or Change of Control

The amount of compensation and benefits payable to each NEO under our current employment arrangements in various termination and change in control situations has been estimated in the tables below. The value of the equity vesting acceleration was calculated for each of the tables below based on the assumption that the change in control and the NEO’s employment termination occurred on December 31, 2023. The per share closing price of the Company’s stock on Nasdaq as of December 29, 2023 was $2.73, which was used as the value of a share of the Company’s stock in the change in control for the calculations below. The value of the option vesting acceleration was calculated by multiplying the number of shares underlying unvested options subject to vesting acceleration as of December 31, 2023, by the difference between the per share closing price of the Company’s stock as of December 31, 2022, and the per share exercise price for such shares underlying unvested options. The value of restricted stock unit vesting acceleration was calculated by multiplying the number of unvested RSUs subject to vesting acceleration as of December 31, 2023, by the per share closing price of the Company’s stock as of December 31, 2023.

Robert Alexander, Ph.D.

The following table describes the potential payments and benefits upon employment termination for Dr. Alexander, as if his employment terminated as of December 31, 2023.

Executive Benefits and Payment upon Termination	Termination by Company without Cause or Resignation for Good Reason Not in Connection with a Change in Control ($)	Termination by Company due to Death or Disability ($)	Termination by Company without Cause or Resignation for Good Reason within 24 Months Following a Change in Control ($)
Compensation:
Cash Severance Benefits (1)	1,490,101	—	2,980,202
Acceleration of RSUs (2)(3)	839,721	1,789,682	1,789,682
Acceleration of PSUs (2)(3)	—	—	1,445,052
Health Care Continuation (4)	60,755	—	121,510
Total	2,390,577	1,789,682	6,336,446

(1)
With respect to a termination by the Company without Cause or a resignation for Good Reason (a “qualifying termination”) that is not within the 24 month period following a change in control (as defined in Dr. Alexander’s amended offer letter), cash severance benefits include 12 months of base salary continuation payments and the pro rata portion of Dr. Alexander’s target annual bonus opportunity for 2023 (which is shown as 100% of the target bonus opportunity based on a December 31, 2023 termination date). With respect to a qualifying termination within 24 months following a change in control, cash severance benefits include a lump sum cash amount equal to 24 months of Dr. Alexander’s base salary, an additional lump sum cash amount equal to 200% of Dr. Alexander’s target annual bonus opportunity for 2023 and the amount of the 280G excise tax gross up that would be payable by us to Dr. Alexander assuming for this purpose that a change in control occurred on December 31, 2023 and his employment terminated due to a qualifying termination on the same date.
(2)
Upon a qualifying termination at any time other than during the three-month period prior to a change in control, Dr. Alexander will become vested in the total number of stock options, PSUs and RSUs that have not vested but would have vested if he had remained employed on the first anniversary of the date of his termination. In the event of a change in control or a qualifying termination during the three-month period prior to a change in control, 100% of the total number of shares subject to Dr. Alexander’s stock options, PSUs and RSUs will immediately vest as of the date immediately preceding the change in control or the date of the qualifying termination, as applicable.
(3)
Upon termination due to death or disability (as defined in Dr. Alexander’s amended offer letter) during the three-month period prior to a change in control, 100% of the total number of shares subject to Dr. Alexander’s stock options, PSUs and RSUs will immediately vest as of the date of such termination. If the termination due to death or disability does not occur within the three-month period prior to a change in control, no accelerated vesting will occur as a result of such termination and Dr. Alexander is not entitled to any other severance benefits on a termination due to death or disability.
(4)
Amounts in this column reflect the cost of providing reimbursement of continued health coverage for Dr. Alexander and his eligible dependents under COBRA for 12 months following a qualifying termination if such termination is not within the 24-month period following a change in control or for 24 months following a qualifying termination if such termination is within the 24-month period following a change in control.

Baird Radford

The following table describes the potential payments and benefits upon employment termination for Mr. Radford, as if his employment terminated as of December 31, 2023.

Executive Benefits and Payment upon Termination	Termination by Company without Cause or Resignation for Good Reason Not in Connection with a Change in Control ($)	Termination by Company without Cause or Resignation for Good Reason within 24 Months Following a Change in Control ($)
Compensation:
Cash Severance Benefits (1)	593,280	716,880
Acceleration of RSUs (2)	—	761,222
Acceleration of PSUs (2)	—	648,670
Health Care Continuation (3)	45,566	60,755
Total	638,846	2,187,527

(1)
With respect to a termination by the Company without Cause or a resignation for Good Reason (a "qualifying termination") that is not within the 24 month period following a change in control (as defined in Mr. Radford’s offer letter), cash severance benefits includes a lump sum payment equal to nine months of base salary payments and the pro rata portion of Mr. Radford’s target annual bonus opportunity for 2023 (which is shown as 100% of the target bonus opportunity based on a December 31, 2023 termination date). With respect to a qualifying termination within 24 months following a change in control, cash severance benefits include a lump sum cash amount equal to 12 months of Mr. Radford’s base salary and an additional lump sum cash amount equal to 100% of Mr. Radford’s target annual bonus opportunity for 2023.
(2)
In the event of a change in control, 100% of the total number of shares subject to Mr. Radford’s stock options, PSUs and RSUs will immediately vest as of the date immediately preceding the change in control.
(3)
Amounts in this column reflect the cost of providing reimbursement of continued health coverage for Mr. Radford and his eligible dependents under COBRA for 9 months following a qualifying termination if such termination is not within the 24 month period following a change in control or for 12 months following a qualifying termination if such termination is within the 24 month period following a change in control.

Adam Tomasi, Ph.D.

The following table describes the potential payments and benefits upon employment termination for Dr. Tomasi, as if his employment terminated as of December 31, 2023.

Executive Benefits and Payment upon Termination	Termination by Company without Cause or Resignation for Good Reason Not in Connection with a Change in Control ($)	Termination by Company due to Death or Disability ($)	Termination by Company without Cause or Resignation for Good Reason within 24 Months Following a Change in Control ($)
Compensation:
Cash Severance Benefits (1)	1,135,472	—	2,270,944
Acceleration of RSUs (2)(3)	545,257	1,162,535	1,162,535
Acceleration of PSUs (2)(3)	—	—	939,284
Health Care Continuation (4)	60,755	—	121,510
Total	1,741,484	1,162,535	4,494,273

(1)
With respect to a termination by the Company without Cause or a resignation for Good Reason (a “qualifying termination”) that is not within the 24 month period following a change in control (as defined in Dr. Tomasi’s amended offer letter), cash severance benefits include 12 months of base salary continuation payments and the pro rata portion of Dr. Tomasi’s target annual bonus opportunity for 2023 (which is shown as 100% of the target bonus opportunity based on a December 31, 2023 termination date). With respect to a qualifying termination within 24 months following a change in control, cash severance benefits include a lump sum cash amount equal to 24 months of Dr. Tomasi’s base salary, an additional lump sum cash amount equal to 200% of Dr. Tomasi’s target annual bonus opportunity for 2022 and the amount of the 280G excise tax gross up that would be payable to Dr. Tomasi assuming for this purpose that a change in control occurred on December 31, 2023 and his employment terminated due to a qualifying termination on the same date.
(2)
Upon a qualifying termination at any time other than during the three-month period prior to a change in control, Dr. Tomasi will become vested in the total number of stock options, PSUs and RSUs that have not vested but would have vested if he had remained employed on the first anniversary of the date of his termination. In the event of a change in control or a qualifying termination during the three-month period prior to a change in control, 100% of the total number of shares subject to Dr. Tomasi’s stock options, PSUs and RSUs will immediately vest as of the date immediately preceding the change in control or the date of the qualifying termination, as applicable.
(3)
Upon termination due to death or disability (as defined in Dr. Tomasi’s amended offer letter) during the three-month period prior to a change in control, 100% of the total number of shares subject to Dr. Tomasi's stock options, PSUs and RSUs will immediately vest as of the date of such termination. If the termination due to death or disability does not occur within the three-month period prior to a change in control, no accelerated vesting will occur as a result of such termination and Dr. Tomasi is not entitled to any other severance benefits on a termination due to death or disability.
(4)
Amounts in this column reflect the cost of providing reimbursement of continued health coverage for Dr. Tomasi and his eligible dependents under COBRA for 12 months following a qualifying termination if such termination is not within the 24-month period following a change in control or for 24 months following a qualifying termination if such termination is within the 24-month period following a change in control.

401(k) Plan

We maintain a 401(k) retirement savings plan for the benefit of our employees, including our NEOs, who satisfy certain eligibility requirements. Under the 401(k) plan, eligible employees may elect to defer a portion of their compensation, within the limits prescribed by the Code, on a pre-tax or after-tax (Roth) basis, through contributions to the 401(k) plan. The 401(k) plan authorizes employer safe harbor contributions. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Code. As a tax-qualified retirement plan, pre-tax contributions to the 401(k) plan and earnings on those pre-tax contributions are not taxable to the employees until distributed from the 401(k) plan, and earnings on Roth contributions are not taxable when distributed from the 401(k) plan. We match 100% of the contributions that eligible participants make to the 401(k) plan up to 3.00% of the participant’s eligible compensation. Contributions from 3.01% to 5.00% are matched at 50%.

Pay Versus Performance

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive “Compensation Actually Paid” or “CAP” (as calculated in accordance with SEC rules) and certain Company performance for the fiscal years listed below. You should refer to the “Executive Compensation Discussion” in this proxy statement for a complete description of how executive compensation relates to Company performance and how the Compensation Committee makes its decisions.

The following table provides the information required for Dr. Robert Alexander, our principal executive officer (“PEO”) and non-PEO NEOs for each of the fiscal years ended December 31, 2023, 2022 and 2021, along with the financial information required to be disclosed for each fiscal year:

					Value of Initial Fixed $100 Investment Based On:
Fiscal Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (1)(2)	Average Summary Compensation Table Total for non-PEO NEOs (3)	Average Compensation Actually Paid to non-PEO NEOs (3)(4)	Total Shareholder Return (5)	Net Income (Loss) (6)
2023	$6,298,226	$(21,665)	$3,504,311	$130,536	$1.95	$(185,701)
2022	$7,366,205	$5,210,363	$4,157,167	$3,110,221	$6.01	$(319,952)
2021	$10,988,477	$(38,226,578)	$5,349,517	$(8,594,888)	$6.99	$(269,860)

(1)
Our principal executive officer for each applicable year was Robert Alexander, Ph.D.
(2)
The amounts disclosed reflect the adjustments listed in the tables below to the amounts reported in the Summary Compensation Table for our principal executive officer.
(3)
Our NEOs, other than Dr. Alexander, are Mr. Radford and Dr. Tomasi for fiscal years 2022 and 2023, and Messrs. Radford and Asbury and Dr. Tomasi for fiscal year 2021.
(4)
The amounts disclosed reflect the adjustments listed in the tables below to the amounts reported in the Summary Compensation Table for our NEOs (excluding our principal executive officer).
(5)
Total shareholder return illustrates the value, as of the last day of the applicable fiscal year, of an investment of $100 in our common stock on December 31, 2020.
(6)
The dollar amounts reported represent the amount of net income (loss) reflected in our consolidated audited financial statements for the applicable year.

	Robert Alexander, Ph.D.
	2023	2022	2021
SCT Total	$6,298,226	$7,366,205	$10,988,477
(Subtraction): Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(4,794,859)	(5,907,245)	(9,598,805)
Addition: Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	1,630,017	4,456,900	505,957
Addition: Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	(2,014,180)	(178,047)	(29,912,385)
Addition: Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—	—	—
Addition: Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(1,140,869)	(527,450)	(10,209,821)
(Subtraction): Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	—	—
Compensation Actually Paid	$(21,665)	$5,210,363	$(38,226,577)

	NEO (excluding PEO)
	2023	2022	2021
SCT Total	$3,504,312	$4,157,167	$5,349,517
(Subtraction): Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(2,564,869)	(3,245,707)	(4,600,210)
Addition: Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	871,930	2,448,822	276,730
Addition: Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	(1,097,864)	(82,966)	(7,010,493)
Addition: Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—	—	—
Addition: Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(582,973)	(167,095)	(2,610,432)
(Subtraction): Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	—	—
Compensation Actually Paid	$130,536	$3,110,221	$(8,594,888)

The following chart illustrates the Company’s Total Shareholder Return (“TSR”) compared to the CAP.

Allakos & Peer TSR vs. CAP
$10
$5
$0
($5)
($10)
($15)
($20)
($25)
($30)
($35)
($40)
($45)
$30
$0
Compensation Actually Paid ($M)
Value of $100 Investment from 12/31/2020
$5.21
$3.11
$0.13
($0.02)
($8.59)
($38.23)
$6.99
$6.01
$1.95
FY 2021
FY 2022
FY 2023
PEO CAP ($M)
Average Non-PEO NEO CAP ($M)
ALLK TSR

The following chart illustrates the Company’s net loss compared to the CAP.

Allakos Net Loss vs. CAP
$10
$5
$0
($5)
($10)
($15)
($20)
($25)
($30)
($35)
($40)
($45)
Compensation Actually Paid ($M)
$0
($50)
($100)
($150)
($200)
($250)
($300)
($350)
Net Loss ($M)
$5.21
$3.11
($0.02)
$0.13
($8.59)
($38.23)
($269.86)
($319.95)
($185.70)
FY 2021
FY 2022
FY 2023
PEO CAP ($M)
Average Non-PEO NEO CAP ($M)
Net Loss ($M)

Limitation of Liability and Indemnification

Our amended and restated certificate of incorporation and amended and restated bylaws provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by Delaware law. Delaware law prohibits our amended and restated certificate of incorporation from limiting the liability of our directors for the following:

•
any breach of the director’s duty of loyalty to us or to our stockholders;
•
acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•
unlawful payment of dividends or unlawful stock repurchases or redemptions; and
•
any transaction from which the director derived an improper personal benefit.

If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our amended and restated certificate of incorporation does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under our amended and restated bylaws, we are also empowered to purchase insurance on behalf of any person whom we are required or permitted to indemnify.

In addition to the indemnification required in our amended and restated certificate of incorporation and amended and restated bylaws, we have entered into an indemnification agreement with each member of our Board and each of our officers. These agreements provide for the indemnification of our directors and officers for certain expenses and liabilities incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism or hearing, inquiry or investigation that may lead to the foregoing, to which they are a party, or are threatened to be made a party, by reason of the fact that they are or were a director, officer, employee, agent or fiduciary of our company, or any of our subsidiaries, by reason of any action or inaction by them while serving as an officer, director, agent or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent or fiduciary of another entity. In the case of an action or proceeding by or in the right of our company or any of our subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification. We believe that these charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. Moreover, a stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

Equity Compensation Plan Information

The following table provides information as of December 31, 2023 with respect to the shares of our common stock that may be issued under our existing equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Stock Options and Restricted Stock Units	Weighted Average Exercise Price of Outstanding Options and Rights (4)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by stockholders
2012 Equity Incentive Plan (1)	2,546,977	$2.69	—
2018 Equity Incentive Plan (2)	13,887,134	$14.69	2,036,811
2018 Employee Stock Purchase Plan (3)	—	—	2,781,902
Total	16,434,111	$10.85	4,818,713

(1)
Our Board adopted, and our stockholders approved, the 2012 EIP. As a result of our initial public offering and the adoption of the 2018 EIP, we no longer grant awards under the 2012 EIP; however, all outstanding options issued pursuant to the 2012 EIP continue to be governed by their existing terms. To the extent that any such awards are forfeited or lapse unexercised or are repurchased, the shares of common stock subject to such awards will become available for issuance under the 2018 EIP.
(2)
Our 2018 EIP provides that the number of shares available for issuance under the 2018 EIP will automatically increase on each January 1, beginning with the fiscal year ending December 31, 2019, equal to the least of (i) 5,000,000 shares, (ii) 5% of the outstanding shares of common stock as of the last day of the preceding fiscal year and (iii) such other amount as the Board may determine.
(3)
Our Board adopted, and our stockholders approved, the 2018 ESPP in July 2018. Our 2018 ESPP provides that the number of shares available for issuance under the 2018 ESPP will automatically increase on each January 1, beginning with the fiscal year ending December 31, 2019, equal to the least of (i) 1,000,000 shares, (ii) 1% of the outstanding shares of common stock as of the last day of the immediately preceding fiscal year and (iii) such other amount determined by the Compensation Committee.
(4)
Does not take into account 8.5 million RSUs or PSUs, which have no exercise price and were granted under our 2018 Equity Incentive Plans.

Fiscal Year 2023 Director Compensation

The following table provides information regarding compensation earned during the fiscal year ended December 31, 2023 by each nonemployee director for their service on the Board and any committee(s).

Name	Fees Paid In Cash ($) (1)	Option Awards ($) (2)	Total ($)
Daniel Janney	112,500	322,117	434,617
Robert E. Andreatta	67,500	322,117	389,617
Paul Walker	65,000	322,117	387,117
Steven P. James	65,000	322,117	387,117
Amy L. Ladd, M.D.	50,000	322,117	372,117
E. Rand Sutherland, M.D. (3)	18,333	714,142	732,475
Dolca Thomas, M.D. (3)	18,333	714,142	732,475
Neil Graham, M.D. (3)	13,750	364,525	378,275
John McKearn, Ph.D. (4)	32,500	—	32,500

(1)
The fees paid to nonemployee directors are described further below.
(2)
The amounts disclosed represent the aggregate grant date fair value of option awards as calculated in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the award disclosed in this column can be found in Note 2 to our audited financial statements for the year ended December 31, 2023 included in our Annual Report on Form 10-K filed with the SEC on March 14, 2024. Note that the number of awards was determined based on the 30-day moving average prior to the grant date consistent with the Outside Director Compensation Policy, however, the fair value of the awards is determined based on the valuation as of the date of grant. As of December 31, 2023, each nonemployee director held vested and unvested stock options as follows: Mr. Janney, 168,590 vested stock options and 86,762 unvested stock options; Mr. Andreatta, 168,590 vested stock options and 86,762 unvested stock options; Mr. Walker, 168,590 vested stock options and 86,762 unvested stock options; Mr. James, 205,170 vested stock options and 86,762 unvested stock options; Dr. Ladd, 110,111 vested stock options and 209,828 unvested stock options; Dr. Sutherland, 21,498 vested stock options and 133,288 unvested stock options; Dr. Thomas, 21,498 vested stock options and 133,288 unvested stock options; and Dr. Graham, 17,198 vested stock options and 137,588 unvested stock options.
(3)
Drs. Sutherland’s, Thomas’s and Graham’s director compensation reflects that they joined our Board in July 2023, July 2023 and August 2023, respectively.
(4)
Dr. McKearn’s director compensation reflects that he resigned from our Board in May 2023.

Directors who are also our employees receive no additional compensation for their service as directors. Dr. Alexander was our only employee director during 2023. See “Executive Officer and Director Compensation” for additional information about Dr. Alexander’s compensation.

In May 2023, each of our nonemployee directors, excluding Dr. John McKearn, who resigned from the Company’s Board in May 2023, Drs. Sutherland and Thomas who joined the Company’s Board in July 2023 and Dr. Graham who joined the Company’s Board in August 2023, was granted an option to purchase 86,762 shares of our common stock, in each case, at a per share exercise price equal to $4.81. Each of these options fully vests on the earlier of (i) the one-year anniversary of the date of grant or (ii) the date of the next annual meeting of our stockholders that occurs following the grant, in each case, subject to each director’s continued service through the vesting date.

Outside Director Compensation Policy

In 2020, our Compensation Committee engaged Compensia to assist in crafting our outside director compensation policy effective April 2020. Compensia provided our Compensation Committee with competitive data, analysis and recommendations regarding nonemployee director compensation. After careful consideration of this information and the scope of the duties and responsibilities of our nonemployee directors, our Board approved our outside director compensation policy effective April 2020 (“2020 Outside Director Compensation Policy”), which we believe provides reasonable compensation to our nonemployee directors that is commensurate with their contributions and appropriately aligned with our peers. We also reimburse our directors for expenses associated with attending meetings of our Board and committees of our Board. Outside director compensation is reviewed at least annually and in 2023 was updated effective April 14, 2023 to reflect adjustments to equity compensation amounts deemed warranted based on consultation with Compensia and relative to prevailing market data, as well as updated effective July 31, 2023 (“2023 Outside Director Compensation Policy”), to add cash compensation amounts for the newly created Research and Clinical Development Committee.

2023 Cash Compensation

Under the 2023 Outside Director Compensation Policy, our nonemployee directors are entitled to receive the following cash compensation for their services on an annual basis:

•
$47,500 for service as a Board member;
•
$45,000 as an additional retainer for service as chair of the Board;
•
$20,000 for service as chair of the Audit Committee;
•
$10,000 for service as a member of the Audit Committee;
•
$15,000 for service as chair of the Compensation Committee;
•
$7,500 for service as a member of the Compensation Committee;
•
$10,000 for service as chair of the Corporate Governance and Nominating Committee;
•
$5,000 for service as a member of the Corporate Governance and Nominating Committee;
•
$15,000 for services as chair of the Research and Clinical Development Committee; and
•
$7,500 for service as a member of the Research and Clinical Development Committee.

All cash payments to nonemployee directors will be paid quarterly in arrears on a prorated basis.

2023 Equity Compensation

Our Compensation Committee consulted with Compensia to perform an analysis of our nonemployee director compensation policy relative to prevailing market data. Based on its review, the Board decided to approve the following equity compensation for non-employee members of the Board as follows, effective April 14, 2023:

•
Initial option grants for new nonemployee directors with a pre-determined fair value amount of $593,000 based on the 30-day moving average prior to the grant date. This represents the 75th percentile compared to our peer group. Each initial option grant will vest as to 1/36th of the shares subject to the initial option grant each month following the commencement of the applicable nonemployee director’s service as a nonemployee director, in each case, subject to continued service through each applicable vesting date.
•
Annual option grants for nonemployee directors, which are made on the date of each annual meeting of our stockholders, with a pre-determined fair value amount of $296,000 based on the 30-day moving average prior to the grant date. Each annual option grant will fully vest on the earlier of (i) the one-year anniversary of the date of grant of the annual option grant or (ii) the date of the next annual meeting of our stockholders that occurs following the grant of such annual option grant, in each case, subject to continued service through the applicable vesting date.

We believe the 2023 Outside Director Policy, provides reasonable compensation to our nonemployee directors that is commensurate with their contributions and appropriately aligned with our current peers and the Company’s current environment.

In the event of a change in control, as defined in the 2018 EIP, all of a nonemployee director’s outstanding company awards (including his or her initial option and his or her annual options, as applicable) will become fully vested and exercisable (if applicable) immediately before such change in control.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review and Approval of Related Party Transactions

Our Audit Committee has the primary responsibility for reviewing and approving or disapproving related party transactions. The charter of our audit committee provides that our audit committee shall review and approve in advance any related party transaction.

We have a formal written policy providing that we are not permitted to enter into any related party transaction without the consent of our audit committee. In approving or rejecting any such transaction, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to our audit committee, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. Additionally, the Audit Committee must present material related party transactions to the full Board for approval.

Related Party Transactions

In September 2022, we completed an underwritten common stock offering. Aggregate proceeds received from the offering were approximately $140.5 million, net of underwriting commissions and related expenses, extending our cash runway. Purchasers of our stock and pre-funded warrants include venture capital funds that beneficially own more than 5% of our outstanding capital stock and/or are or were represented on our Board. The following table presents the number of shares and preferred stock warrants and total purchase price paid by these entities.

Investor	Shares of Common Stock	Total Purchase Price
Funds Affiliated with Alta Partners VIII, LP (1)(2)	475,000	$2,384,500
Funds Affiliated with New Enterprise Associates 16, L.P. (2)(3)	3,984,000	$19,999,680

(1)
Daniel Janney is a member of our Board and is a managing director of Alta Management VIII and Alta Management I.
(2)
Additional details regarding this stockholder and its equity holdings, including the identities of the natural persons who exercise voting and dispositive power with respect to its shares, see “Principal Stockholders.”
(3)
Paul Walker is a member of our Board and is a General Partner of New Enterprise Associates, Inc.

Excluding the related party transactions described above and compensation arrangements with our directors and executive officers, including employment, termination of employment and change in control arrangements discussed above, there were no transactions since January 1, 2022 to which we have been a party, in which the amount involved exceeds $120,000, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest (“related party transactions”).

PRINCIPAL STOCKHOLDERS

The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of March 31, 2024 by:

• each of our directors and director nominees;

• each of our NEOs;

• all of our directors, director nominees and executive officers as a group; and

• each person, or group of affiliated persons, who is known by us to beneficially own greater than 5% of our common stock.

The column entitled “Percentage Beneficially Owned” is based on a total of 88,544,474 shares of our common stock outstanding as of March 31, 2024.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2024 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of Allakos Inc., 825 Industrial Road, Suite 500, San Carlos, California 94070.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
5% Stockholders:
Persons and entities affiliated with BVF Inc. (1)	16,312,872	18.42%
Entities affiliated with New Enterprise Associates 16, L.P. (2)	6,148,704	6.94%
Entities affiliated with BlackRock, Inc. (3)	5,116,088	5.78%
Entities affiliated with Deep Track Capital, L.P. (4)	5,000,000	5.65%
Named Executive Officers and Directors:
Robert Alexander, Ph.D. (5)	2,571,411	2.84%
Baird Radford (6)	162,268	*
Adam Tomasi, Ph.D. (7)	1,214,524	1.36%
Daniel Janney (8)	3,124,717	3.52%
Paul Walker (9)	6,402,612	7.21%
Steven P. James (10)	291,932	*
Robert E. Andreatta (11)	255,352	*
Amy L. Ladd, M.D. (12)	229,259	*
E. Rand Sutherland, M.D. (13)	38,696	*
Dolca Thomas, M.D. (14)	38,696	*
Neil Graham, M.D. (15)	38,696	*
All directors, director nominees and executive officers as a group (12 persons) (16)	14,368,163	16.12%

* Represents beneficial ownership of less than one percent.

(1)
Information regarding BVF Inc. is based solely upon Form 3 filed by BVF Inc. with the SEC on January 26, 2024. The Form 3 provides that as of January 16, 2024, (a) Biotechnology Value Fund, L.P. (“BVF”) held 8,679,726 shares of the Company’s common stock, (b) Biotechnology Value Fund II, L.P. (“BVF2”) held 6,777,935 shares of the Company’s common stock and (c) Biotechnology Value Trading Fund OS LP (“Trading Fund OS”) held 855,211 shares of the Company’s common stock. BVF I GP LLC (“BVF GP”), BVF II GP LLC (“BVF2 GP”) and BVF Partners OS Ltd. (“Partners OS”) are each the general partner of BVF, BVF2 and Trading Fund OS, respectively, and may be deemed to beneficially own the securities owned directly by BVF, BVF 2 and Trading Fund OS, respectively. BVF GP Holdings LLC (“BVF GPH”) is the sole member of BVF and BVF2 and may be deemed to beneficially own the securities owned directly by BVF and BVF 2. BVF Partners L.P. (“Partners”) is the investment manager of BVF and BVF2 and may be deemed to beneficially own the securities owned directly by BVF and BVF2. BVF Partners OS Ltd. (“Partners OS”) is the general partner of Trading Fund OS and may be deemed to beneficially own the securities owned directly by Trading Fund OS. Partners is the investment manager of Trading Fund OS and the sole member of Partners OS and may be deemed to beneficially own the securities owned directly by Trading Fund OS. BVF Inc. is the investment adviser and general partner of Partners and may be deemed to beneficially own the securities owned directly by BVF, BVF2 and Trading Fund OS. Mark Lambert is a director and officer of BVF Inc. and may be deemed to beneficially own the securities owned directly by BVF, BVF2 and Trading Fund OS. The address for BVF Inc. is 44 Montgomery Street 40th Fl, San Francisco, CA 94104.
(2)
Consists of (a) 2,760,860 shares held of record by New Enterprise Associates 16, L.P. (“NEA 16”), (b) 3,386,400 shares held of record by NEA 18 Venture Growth Equity, L.P. (“NEA 18 VGE”) and (c) 1,444 shares held of records by NEA Ventures 2017, L.P. (“Ven 2017”). The shares directly held by NEA 16 are indirectly held by NEA Partners 16, L.P. (“NEA Partners 16”), the sole general partner of NEA 16, NEA 16 GP, LLC (“NEA 16 LLC”), the sole general partner of NEA Partners 16, and each of the individual Managers of NEA 16 LLC. The individual Managers of NEA 16 LLC, (collectively, the “Managers”), are Forest Baskett, Ali Behbahani, Carmen Chang, Anthony A. Florence, Mohamad Makhzoumi, Peter Sonsini, Paul Walker and Scott D. Sandell. NEA Partners 16, NEA 16 LLC and the Managers share voting and dispositive power with regard to the Company’s securities directly held by NEA 16. The shares directly held by NEA 18 VGE are indirectly held by NEA Partners 18 VG, L.P. (“NEA Partners 18 VG”). NEA Partners 18 VG is the sole general partner of NEA 18 VGE. NEA 18 VG GP, LLC (“NEA 18 VG GP”), the sole general partner of NEA Partners 18 VG, and each of the individual Managers of NEA 18 VG GP. The individual Mangers of NEA 18 VG GP

(collectively the “Managers”) are Paul Walker, Ali Behbahani, Carmen Chang, Anthony A. Florence, Mohamad Makhzoumi, Edward Mathers, Scott D. Sandell, Peter Sonsini, and Rick Yang. NEA Partners 18 VG, NEA 18 VG GP and the Managers share voting and dispositive power with regard to the Company’s securities directly held by NEA 18 VGE. The shares held by Ven 2017 are indirectly held by Karen P. Welsh, the general partner of Ven 2017. Karen P. Welsh has voting and dispositive power with regard to the shares of the Company’s securities held by Ven 2017. All indirect holders disclaim beneficial ownership except to the extent of their pecuniary interests therein. The address of New Enterprise Associates is 1954 Greenspring Drive, Suite 600, Timonium, MD 21093.
(3)
Information regarding BlackRock, Inc. is based solely upon Schedule 13G filed by BlackRock, Inc. with the SEC on January 29, 2024. Schedule 13G provides that as of December 31, 2023, BlackRock, Inc. is deemed to be the beneficial owner with respect to 5,116,088 shares of the Company’s common stock. BlackRock, Inc. has sole voting power with respect to 5,023,192 shares of the Company’s common stock, shared voting power with respect to no shares of the Company’s common stock, sole dispositive power with respect to 5,116,008 shares of the Company’s common stock and shared dispositive power with respect to no shares of the Company’s common stock. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(4)
Information regarding Deep Track Capital, L.P. is based solely upon Schedule 13G filed with the SEC on January 26, 2024 by Deep Track Capital, L.P., Deep Track Biotechnology Master Fund, Ltd., and David Kroin. Schedule 13G provides that as of January 16, 2024, Deep Track Capital, L.P., Deep Track Biotechnology Master Fund, Ltd., and David Kroin may each be deemed to beneficially own 5,000,000 shares of the Company's common stock. The address for Deep Track Capital, L.P. is 200 Greenwich Ave 3rd Floor, Greenwich, CT 06830.
(5)
Consists of (a) 337,521 shares held of record by Dr. Alexander, (b) 320,300 shares held of record by Dr. Alexander and Stacey Lee Alexander as Trustees of the Alexander 2018 Irrevocable Descendants’ Trust, and (c) 1,913,590 options vested and exercisable within 60 days of March 31, 2024.
(6)
Consists of (a) 76,279 shares held of record by Mr. Radford, (b) 85,989 shares vested and exercisable within 60 days of March 31, 2024.
(7)
Consists of (a) 249,130 shares held of record by Dr. Tomasi, (b) 20,790 shares held of record by Dr. Tomasi and Carrie Tomasi as Trustees of the Tomasi Living Trust dated July 14, 2017, and (c) 944,604 options vested and exercisable within 60 days of March 31, 2024.
(8)
Consists of (a) 2,546,147 shares held by Alta Partners NextGen Fund I, L.P. (“Alta I”), (b) 323,218 shares held by Alta Bioequities, and (c) 255,352 options vested and exercisable within 60 days of March 31, 2024. Mr. Janney is a managing director of Alta I and shares voting and investment control with respect to these shares. Mr. Janney disclaims beneficial ownership of all shares held by Alta VIII and Alta I, except to the extent of any pecuniary interest therein. The address of Mr. Janney is PO Box 7414, Jackson, WY 83002.
(9)
Consists of (a) the shares described in footnote (2a) and (2b) above, and (b) 255,352 options vested and exercisable within 60 days of March 31, 2024. Mr. Walker, a member of our Board, is a General Partner of New Enterprise Associates, Inc., an entity affiliated with NEA 16 and NEA 18 VGE. Mr. Walker disclaims beneficial ownership of all shares owned by NEA 16 and NEA 18 VGE, except to the extent of any pecuniary interest therein. All indirect holders of the above referenced securities disclaim beneficial ownership of the above referenced securities except to the extent of their pecuniary interests therein. The address of the above referenced entities is 1954 Greenspring Drive, Suite 600, Timonium MD, 21093.
(10)
Consists of 291,932 options vested and exercisable within 60 days of March 31, 2024.
(11)
Consists of 255,352 options vested and exercisable within 60 days of March 31, 2024.
(12)
Consists of 229,259 options vested and exercisable within 60 days of March 31, 2024.
(13)
Consists of 38,696 options vested and exercisable within 60 days of March 31, 2024.
(14)
Consists of 38,696 options vested and exercisable within 60 days of March 31, 2024.
(15)
Consists of 38,696 options vested and exercisable within 60 days of March 31, 2024.
(16)
Consists of (a) 10,020,645 shares beneficially owned by our current NEOs, executive officers and nonemployee directors as of March 31, 2024, of which no shares may be repurchased by us at the original purchase price as of such date and (b) 4,347,518 shares subject to options vested and exercisable within 60 days of March 31, 2024.

REPORT OF THE AUDIT COMMITTEE

Pursuant to rules adopted by the SEC designed to improve disclosures related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies, the audit committee of our board of directors submits the report below. The material in this report is not “soliciting material,” is not be deemed “filed” with the SEC, and is not to be incorporated by reference into any filing made by Allakos Inc. (the “Company”) under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that the Company specifically incorporates it by reference in such filing.

Audit Committee Report to Stockholders

The audit committee of the board of directors is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The audit committee is composed of three directors, each of whom is independent as defined under the rules of Nasdaq. Our Board has determined that each member of the Audit Committee is independent and that Mr. Andreatta qualifies as an “audit committee financial expert” under the SEC rules. The audit committee operates under a written charter approved by the board of directors. A copy of the charter is available on the Company’s website at http://investor.allakos.com/investor-relations in the “Corporate Governance” section of our Investors webpage.

Management is responsible for the Company’s internal controls over financial reporting, disclosure controls and procedures and the financial reporting process. Ernst and Young LLP is responsible for performing an independent audit of the Company’s financial statements in accordance with Public Company Accounting Oversight Board (PCAOB) standards and to issue reports thereon. The audit committee’s responsibility is to monitor and oversee these processes. The audit committee has established a mechanism to receive, retain and process complaints on auditing, accounting and internal control issues, including the confidential, anonymous submission by employees, vendors, customers and others of concerns on questionable accounting and auditing matters.

In connection with these responsibilities, the audit committee met with management and Ernst & Young LLP to review and discuss the December 31, 2023 audited financial statements. The audit committee also discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the PCAOB. In addition, the audit committee received the written disclosures and letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the audit committee concerning independence, and the audit committee has discussed with Ernst and Young LLP its independence from the Company and its management.

Based upon the audit committee’s discussions with management and Ernst & Young LLP, and the audit committee’s review of the representations of management and Ernst & Young LLP, the audit committee recommended that the board of directors include the audited financial statements in the Company’s Annual Report on Form 10-K for fiscal 2023 filed with the SEC.

The audit committee also has appointed, subject to stockholder ratification, Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2024.

Respectfully submitted, THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF ALLAKOS INC.

Robert E. Andreatta, Chair
Steven P. James
Paul Walker

April 23, 2024

STOCKHOLDER PROPOSALS

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2025 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than December 24, 2024, unless we hold our 2025 annual meeting of stockholders more than 30 days before or more than 30 days after the first anniversary of the date of the 2024 Annual Meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Exchange Act, regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Allakos Inc.

Attention: Corporate Secretary

825 Industrial Road, Suite 500

San Carlos, California 94070

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting is business that is brought: (A) pursuant to the notice of the annual meeting (or any supplement thereto), (B) by or at the direction of our Board, or any duly authorized committee thereof or (C) by a stockholder who (1) is a stockholder of record at the time of the giving of the notice required by our bylaws and on the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting and at the time of the annual meeting and (2) has timely complied in proper written form with the notice procedures set forth in our bylaws. To be timely for our 2025 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:

•
not earlier than 8:00 a.m. Pacific time on February 10, 2025; and
•
not later than 5:00 p.m. Pacific time on March 12, 2025.

In the event that we hold our 2025 annual meeting of stockholders more than 25 days from the one-year anniversary of the date of the 2024 Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than 5:00 p.m., Pacific time, on the 120th day prior to such annual meeting and not later than 5:00 p.m., Pacific time, on the later of the following two dates:

•
the 90th day prior to such annual meeting; or
•
the 10th day following the day on which Public Announcement (as defined in our amended and restated bylaws) of the date of such annual meeting is first made.

Nomination of Director Candidates

You may propose director candidates for consideration by our Corporate Governance and Nominating Committee by providing the information required by our amended and restated bylaws. Any such recommendations should include, among other things outlined in our amended and restated bylaws, the nominee’s name and qualifications for membership on our Board and should be directed to our Secretary at the address set forth above.

In addition, our amended and restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our amended and restated bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received by our Secretary within the time period described above that are not intended to be included in a proxy statement. To comply with universal proxy rules, stockholders who intend to solicit proxies in support of director nominees (other than our nominees) in connection with our 2025 annual meeting of stockholders must provide the information required by Rule 14a-19 of the Exchange Act no later than March 12, 2025.

Availability of Bylaws

A copy of our amended and restated bylaws may be obtained by accessing our public filings on the SEC’s website at www.sec.gov. You may also contact our Secretary at our principal executive office for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

TRANSFER AGENT INFORMATION

Equiniti Trust Company, LLC, or EQ, is the transfer agent for the common stock of the Company. EQ can be reached at (800) 937-5449 or via email at helpAST@equiniti.com. You should contact EQ if you are a registered stockholder and have a question about your account or if you would like to report a change in your name or address. EQ can also be contacted as follows:

Regular, Registered or Overnight Mail

Equiniti Trust Company, LLC

55 Challenger Road 2nd floor

Ridgefield Park, New Jersey 07660

WEBSITES NOT INCORPORATED BY REFERENCE

No information contained on or available through any website referenced in this proxy statement, our corporate website or any other website that we may maintain shall be deemed included or incorporated by reference into this proxy statement.

P.O. BOX 8016, CARY, NC 27512-9903

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Allakos Inc.

Annual Meeting of Stockholders

For Stockholders of record as of March 28, 2024

Friday, May 24, 2024 2:30 PM, PDT

Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/ALLK for more details.

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 11:59 PM, PDT, May 23, 2024.

Internet:
www.proxypush.com/ALLK
- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote.

Phone:
1-866-490-6867
- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

Mail:
- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

Virtual:
To attend the meeting online and vote at the meeting you must register no later than 5/23/24 11:59 PM PDT at www.proxydocs.com/ALLK

This proxy is being solicited on behalf of the Board of Directors

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

Annual Meeting of Stockholders The undersigned hereby appoints Baird Radford and Robert Alexander (the "Named Proxies"), and each or either of them, as proxies for the undersigned, with full power of substitution and re-substitution, and authorizes them, and each of them, to vote all the shares of capital stock of ALLAKOS INC. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED "FOR" ALL NOMINEES FOR DIRECTORS IN PROPOSAL 1, AND "FOR" PROPOSALS 2 AND 3. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. TO ATTEND the Annual Meeting, please visit proxydocs.com/ALLK for virtual meeting registration details.

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Allakos

Allakos Inc. Annual Meeting of Stockholders

Please make your marks like this: ☒

The Board of Directors recommends a vote **FOR** each Nominee listed below in Proposal 1 and **FOR** Proposals 2 and 3.

PROPOSAL		YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	Election of Class III director nominees;				
		FOR	WITHHOLD		
	1.01 Robert Andreatta	☐	☐		**FOR**
	1.02 Dolca Thomas, M.D.	☐	☐		**FOR**
		FOR	AGAINST	ABSTAIN	
2.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and	☐	☐	☐	**FOR**
3.	A non-binding advisory vote on our named executive officer compensation.	☐	☐	☐	**FOR**

To attend the meeting online and vote at the meeting you must register no later than 5/23/24 11:59 PM PDT at www.proxydocs.com/ALLK

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) Date

Signature (if held jointly) Date

Election of Class III director nominees; 1.01 Robert Andreatta 1.02 Dolca Thomas, M.D. 2. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and 3. A non-binding advisory vote on our named executive officer compensation. Note: In their discretion, the Named Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjustments or postponements thereof. For Withhold Against Abstain Board of Directors recommend Proposal 1 Proposals 2 and 3

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